TECHPOINTE COMMONS AT CORNELIUS PASS

LEASE AGREEMENT

S/I TECHPOINTE COMMONS LLC

(Landlord)

and

PLANAR SYSTEMS, INC.

(Tenant)

Dated: December 27, 2006

TABLE OF CONTENTS

ARTICLE I: DEFINITIONS		1
1.1	Defined Terms.	1

ARTICLE II: PREMISES AND COMMON AREAS LEASED		2
2.1	Premises.	2
2.2	Common Areas.	3

ARTICLE III: IMPROVEMENTS		3
3.1	Construction of Premises.	3
3.2	Completion and Delivery.	4

ARTICLE IV: TERM		4
4.1	Term.	4
4.2	Tenant’s Early Possession.	4
4.3	Notice of Commencement Date.	5
4.4	Option to Extend.	5

ARTICLE V: RENT		6
5.1	Base Rent.	6
5.2	Additional Rent.	6
5.3	Late Payment.	6
5.4	Security Deposit.	6

ARTICLE VI: ADDITIONAL RENT AND CHARGES		7
6.1	Operating Expenses.	7
6.2	Tenant’s Personal Property Taxes.	9

ARTICLE VII: INSURANCE		9
7.1	Landlord’s Insurance.	9
7.2	Tenant’s Public Liability.	10
7.3	Tenant’s Property and Other Insurance.	10
7.4	Form of Insurance/Certificates.	10
7.5	Tenant’s Failure.	10
7.6	Waiver of Subrogation.	10
7.7	Tenant’s Properties and Fixtures.	10
7.8	Indemnification.	11
7.9	Damage to Tenant’s Property.	11

ARTICLE VIII: REPAIRS AND MAINTENANCE		11
8.1	Landlord Repairs and Maintenance.	11
8.2	Utilities and Services.	12
8.3	Tenant Repairs and Maintenance.	12
8.4	Non-liability of Landlord.	12
8.5	Inspection of Premises.	12

ARTICLE IX: FIXTURES, PERSONAL PROPERTY AND ALTERATIONS		13
9.1	Fixtures and Personal Property.	13
9.2	Alterations.	13
9.3	Liens.	13

ARTICLE X: USE AND COMPLIANCE WITH LAWS		14
10.1	General Use and Compliance with Laws.	14
10.2	Hazardous Materials.	14
10.3	Signs.	15
10.4	Satellite Dish.	15

ARTICLE XI: DAMAGE AND DESTRUCTION		16
11.1	Reconstruction.	16
11.2	Rent Abatement.	16
11.3	Excessive Damage or Destruction.	17
11.4	Uninsured Casualty.	17
11.5	Waiver.	17
11.6	Mortgagee’s Right.	17
11.7	Damage Near End of Term.	17

ARTICLE XII: EMINENT DOMAIN		17

ARTICLE XIII: DEFAULT		18
13.1	Events of Default.	18
13.2	Remedies.	18
13.3	Landlord’s Default.	19

ARTICLE XIV: FILING OF PETITION		19

ARTICLE XV: ASSIGNMENT AND SUBLETTING		19
15.1	Prohibition.	19
15.2	Excess Rental.	20
15.3	Scope.	20
15.4	Waiver.	21

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15.5	Change in Control.	21
ARTICLE XVI: ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION		21
16.1	Estoppel Certificates.	21
16.2	Attornment.	21
16.3	Subordination.	21
16.4	Recording.	21
ARTICLE XVII: MISCELLANEOUS		21
17.1	Notices.	21
17.2	Successors Bound.	22
17.3	Waiver.	22
17.4	Intentionally Deleted.	22
17.5	Intentionally Deleted.	22
17.6	Accord and Satisfaction.	22
17.7	Limitation of Landlord’s Liability.	22
17.8	Survival.	22
17.9	Attorneys’ Fees.	22
17.10	Captions and Article Numbers.	22
17.11	Severability.	22
17.12	Applicable Law.	22
17.13	Submission of Lease.	22
17.14	Holding Over.	23
17.15	Rules and Regulations.	23
17.16	Intentionally Deleted.	23
17.17	No Nuisance.	23
17.18	Broker; Agency Disclosure.	23
17.19	Landlord’s Right to Perform.	23
17.20	Assignment by Landlord.	23
17.21	Entire Agreement.	24
17.22	Financial Statements.	24
17.23	Consents.	24
17.24	Conditions.	24
17.25	Exhibits.	24
17.26	Time.	24
17.27	Authority to Bind Landlord.	24
17.28	Authority to Bind Tenant.	24
17.29	Interpretation.	24
17.30	Quiet Enjoyment.	24
17.31	Excused Delays.	24
17.32	USA Patriot Act and Anti-Terrorism Laws.	24

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LEASE AGREEMENT

THIS LEASE (“Lease”) dated as of the      day of December 2006, is made by and between S/I TECHPOINTE COMMONS LLC, a Washington limited liability company (“Landlord”), and PLANAR SYSTEMS, INC., an Oregon corporation (“Tenant”).

ARTICLE I: DEFINITIONS

1.1 Defined Terms. The following terms shall have the meanings specified in this Section, unless otherwise specifically provided. Other terms may be defined in other parts of the Lease.

(a) Landlord:	S/I TECHPOINTE COMMONS LLC

(b) Landlord’s Address:	c/o Schnitzer Northwest, LLC Attn: Asset Manager 225 108th Avenue NE, Suite 400 Bellevue, WA 98004 Telephone: (425) 452-3700 Facsimile: (425) 454-1505

With a Copy to:	Ball Janik LLP 101 SW Main Street, Suite 1100 Portland, Oregon 97204 Attn: Brad Miller Telephone: (503) 228-2525 Facsimile: (503) 295-1058

(c) Landlord’s Address for payment of Rent	S/I Techpointe Commons, LLC Attn: Accounts Receivable 225 108th Avenue NE, Suite 400 Bellevue, WA 98004

(d) Tenant:	PLANAR SYSTEMS, INC., an Oregon corporation

(e) Tenant’s Address:	Prior to Lease Commencement: 1195 NW Compton Drive Beaverton, Oregon 97006-1992 Attn: Scott Hildebrandt, CFO

After Lease Commencement: 1195 NW Compton Drive Beaverton, Oregon 97006-1992 Attn: Scott Hildebrandt, CFO

(f) Tenant’s Use:	General office use, manufacturing, product assembly, warehousing and distribution and for no other purpose without Landlord’s prior written consent in accordance with Section 10.1.

(g) Project:	Techpointe Commons at Cornelius Pass, including all buildings and Common Areas thereon and related thereto, depicted on the Project Site Plan attached as Exhibit “A.”

(h) Building:	That certain building located at 7210 NW Evergreen Parkway, Hillsboro, Oregon commonly known as Techpointe Commons Building A (and depicted on the attached Exhibit “B”) with a rentable area of approximately 61,309 square feet.

(i) Premises:	The entire Building.

(j) Term:	Commencing upon the later of (the “Commencement Date”): (i) April 1, 2007 and (ii) the Substantial Completion (as defined in Section 3.2) of the Landlord’s Work described on Exhibit D. The term of this Lease shall expire on the last day of the month that is sixty-four (64) full months after the Commencement Date.

(k) Scheduled Commencement Date:	April 1, 2007

(l) Base Rent:

Months	Rent PRSF (Mo.)	Monthly Installments

1 – 4	$0.880	Abated
5 – 12	$0.880	$53,951.92
13 – 24	$0.906	$55,570.48
25 – 36	$0.934	$57,237.59
36 – 47	$0.962	$58,954.72
48 – 60	$0.990	$60,723.36
61 – 64	$1.020	$62,545.06

(m) Prepaid Rent:	$53,951.92 applicable to Month 5

(n) Security Deposit:	$62,545.06

(o) Tenant’s Share of Building:	100%

(p) Intentionally Deleted

(q) Surface Parking Spaces:	All parking spaces in the parking lot serving the Building shall be provided for the exclusive use of Tenant, its employees and visitors.

(r) Broker(s):	Buzz Ellis and Ben McInnis of Pacific Real Estate Partners, representing Landlord (“Landlord’s Broker”) Craig Reinhart and Chris Elsenback of CRESA Partners, representing Tenant (“Tenant’s Broker”)

(s) Exhibits:	Exhibit A:	Project Site Plan
	Exhibit B:	Building Site Plan
	Exhibit C:	Approved Hazardous Materials
	Exhibit D:	Landlord’s Work
	Exhibit E:	Outline Plans and Specifications for the Tenant Improvements
	Exhibit F:	Lease Confirmation
	Exhibit G:	Estoppel Certificate
	Exhibit H:	SNDA
	Exhibit I:	Rules and Regulations

ARTICLE II: PREMISES AND COMMON AREAS LEASED

2.1 Premises.

(a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the provisions of this Lease, certain premises as more fully described in Section 3.1 below (“Premises”) located within that certain building (“Building”) owned by Landlord and which is a portion of the “Project” identified in Section 1.1(g). The Site Plan for the Project attached hereto as Exhibit A is attached for location reference purposes only and shall not constitute a representation or warranty by Landlord to be the final plan of the Project, or to require Landlord to build any improvements, or to otherwise comply with the site plan or require Landlord to lease space to a particular tenant or type of tenant.

(b) The rentable areas of the Premises and of the Building specified in Section 1.1 are approximate. Landlord and Tenant are satisfied with such approximations and with the measurement of the rentable areas of the Building and such measurements shall not be changed during the term of this Lease, as may be extended. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent, property manager or broker of Landlord has made any representation or warranty with respect to the Building or the Common Areas or their suitability for the conduct of Tenant’s business, and that except only for any improvements that Landlord has expressly agreed herein to construct and install, the Premises is leased in its “As-Is” condition existing at the time of execution of this Lease; provided that nothing contained herein shall be deemed to diminish Landlord’s repair and maintenance obligations expressly set forth in this Lease.

(c) Landlord represents and warrants that: (i) the Building, when built, was built in compliance with all applicable laws, (ii) Landlord has not received written notice from any governmental agency that the Building is not in compliance with any applicable law for which such non-compliance has not been cured, and (iii) Tenant’s use of the Premises for the permitted use allowed by this Lease will not constitute a violation of the CC&Rs (as defined below).

2.2 Common Areas. In addition to the Premises, Tenant shall have the right to use the following areas appurtenant to the Building: parking areas and facilities, roadways, sidewalks, walkways, parkways, plazas, levees, driveways and landscaped areas and similar areas and facilities (collectively, “Common Areas”). Tenant’s right to utilize the Common Areas shall at all times be subject to Landlord’s reserved rights therein as described in Section 17.5 hereof, the Rules and Regulations referred to in Section 17.15 hereof and all encumbrances, easements, ground leases, and covenants, conditions and restrictions (“CC&Rs”) now or hereafter affecting or encumbering the Building. Such right to use the Common Areas shall also include the right to use those portions of the Project that occupants of the Building are entitled to use in common with other occupants of the Project.

ARTICLE III: IMPROVEMENTS

3.1 Construction of Premises.

(a) Landlord’s Work. Attached hereto as Exhibit D is a description of the improvements to be constructed by Landlord at the Premises (“Landlord’s Work”).

(b) Premises Plans. A list of the outline plans and specifications for the tenant improvements (the “Tenant Improvements”) to be constructed by Tenant in the Premises (the “Outline Plans and Specifications for the Tenant Improvements”) is attached hereto and made a part hereof as Exhibit E. Tenant’s architect, in cooperation with Tenant’s consultants, shall prepare final working drawings and specifications for the Tenant Improvements to the Premises (the “Tenant Improvement Plans”) which shall be subject to the prior written approval of Landlord. Such approval shall not be unreasonably withheld, conditioned or delayed. After final written approval of the Tenant Improvement Plans has been provided by Landlord, no changes to such Tenant Improvement Plans shall be made except with the approval of both Landlord and Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

(c) Construction of Tenant Improvements. The Tenant Improvements shall be constructed by a general contractor selected by Tenant (the “Contractor”) and approved in writing by Landlord prior to the commencement of construction. Such Landlord approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves Tenant’s use of Commercial Contractors, Inc. as Tenant’s general contractor. In constructing the Tenant Improvements, Tenant shall comply with Section 9.3 and the following provisions contained in Section 9.2.

Tenant shall deliver to Landlord the contractor’s name, references and state license number, a certificate of liability insurance naming Landlord and Landlord’s manager and lender(s) as an additional insured, as well as full and complete plans and specifications of all such improvements, and any subsequent modifications or additions to such plans and specifications, and no proposed work shall be commenced or continued by Tenant until Landlord has received and given its written approval of each of the foregoing. Landlord shall either approve or disapprove any proposed alteration, addition or improvement on or before ten (10) days following receipt of all of the foregoing items. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are accurate, safe or sufficient or that the same comply with any applicable laws, ordinances, building codes, or the like. Further, Tenant shall indemnify, protect, defend and hold Landlord and Landlord’s agents, employees and contractors and the Building harmless for, from and against any loss, damage, liability, claims, cost or expense, including attorneys’ fees and costs, incurred as a result of any defects in design, materials or workmanship resulting from Tenant’s improvements to the Premises. All telephone or telecommunications lines, cables, conduits and equipment installed by Tenant shall remain the property of Tenant until termination of the Lease, at which time they shall, unless otherwise elected by Landlord by written notice to Tenant, be and become the property of Landlord. All alterations and additions by Tenant shall be done in a good and workmanlike manner and in compliance with the plans and specifications approved by Landlord and in compliance with all applicable laws and ordinances, building codes, bylaws, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Premises and as-built plans and specifications shall be provided to Landlord by Tenant upon completion of the work. Tenant shall not be required to remove any of the Tenant Improvements from the Premises at the expiration or earlier termination of this Lease other than the following items: (i) all telephone or telecommunications lines, cables, conduits and equipment, (ii) all nitrogen tanks and compressors, and (iii) and such other items for which Landlord notifies Tenant in writing within five (5) business days of Landlord’s receipt of the Tenant Improvement Plans.

The cost of Tenant Improvements shall be paid as provided in Paragraph 3.1(d) below.

(d) Payment of Tenant Improvements Costs.

(i) Landlord will provide Tenant with up to the sum of $1,885,251.75 (the “Improvement Allowance”) ($30.75 per rentable square foot of the Premises) toward the Tenant Improvements pursuant to the Tenant Improvement Plans. Such amount shall only be used for the costs of construction drawings, construction fees (including, without limitation, construction management fees), engineering and planning fees, architectural fees, reasonable construction oversight fees for Tenant’s construction manager, permits fees and hard costs as reflected in the construction contract and any changes thereto approved in writing by Landlord (collectively “Tenant Improvement Costs”). In no event shall the Improvement Allowance be used to reimburse Tenant for the costs of furniture, fixtures, equipment, inventory, or telecommunication cabling and wiring. A portion of the Improvement Allowance shall be used to pay for Landlord’s internal costs for inspection of the Tenant

Improvements (which internal costs shall not exceed $5,000.00) and all out of pocket third party costs paid by Landlord for third party inspections. Tenant may submit a written request for reimbursement of Tenant Improvement Costs expended by Tenant from the Improvement Allowance not more than once a month. Such disbursement request must contain all of the following documents all in a form and substance acceptable to Landlord: (a) a detailed breakdown of the cost of the completed Tenant Improvements covered by such disbursement request and evidence of payment of all such amounts by Tenant; (b) an affidavit from Tenant’s general contractor stating that all contractors, subcontractors, materialmen, suppliers, and all other persons performing work or supplying materials and/or services on or about the Premises in connection with such portion of the completed Tenant Improvements have been paid in full and have waived all liens and claims arising as a result of such work along with a standard AIA progress payment release request form; (c) approved notarized original unconditional lien waivers for all contractors, subcontractors, materialmen, suppliers, and all other persons performing work or supplying materials on or about the Premises in connection with such portion of the Tenant Improvements, and (d) to the extent such disbursement request includes reimbursement for architects or engineering costs, an affidavit from Tenant stating that all architects and engineers have been paid in full with respect to such costs and have waived all liens and claims arising as a result of such work and approved notarized original unconditional lien waivers from such architects and engineers. Within thirty (30) days of receipt of the satisfaction of such condition and so long as Tenant is not in default of this Lease, Landlord shall release to Tenant, to the extent funds are available in the Improvement Allowance, ninety percent (90%) of the cost of such Tenant Improvement. Landlord shall pay the balance of the Improvement Allowance, if any, within thirty (30) days after Tenant’s compliance with: (i) Tenant shall have furnished Landlord with the following documents all in a form and substance acceptable to Landlord: (A) a detailed breakdown of the cost of the all of the Tenant Improvements; (B) a certificate of occupancy issued by the appropriate governmental authority indicating that Tenant’s construction work was performed in accordance with local and state codes and that the Premises are acceptable for occupancy, which work must be completed in accordance with the plans and specifications approved by Landlord; (C) an affidavit from Tenant’s general contractor stating that all contractors, subcontractors, materialmen, suppliers, architects, engineers, and all other persons performing work or supplying materials and/or services on or about the Premises in connection with all of the Tenant Improvements have been paid in full and have waived all liens and claims arising as a result of such work; and (D) approved notarized original lien waivers for all contractors, subcontractors, materialmen, suppliers and all other persons performing work or supplying materials on or about the Premises in connection with all of the Tenant Improvements; (ii) Tenant shall not be in arrears with regard to any Rent or other charges which may be due or owing, and (iii) Tenant is open for business in the Premises.

(ii) Tenant may reduce its Base Monthly Rent by $0.0055 per rentable square foot per month for each One Dollar ($1.00) per rentable square foot of Improvement Allowance not used by Tenant; provided, that Tenant may not use more than Nine and 25/100ths Dollars ($9.25) of the Improvement Allowance to reduce Tenant’s Base Monthly Rent; and provided, further that Tenant shall make such election not later than ninety (90) days after the Commencement Date.

(iii) Tenant will, at its sole cost and expense, pay for any improvements to the Premises in excess of the Improvement Allowance. To the extent the cost of the Tenant Improvements are contemplated to be in excess of the Improvement Allowance, Tenant must pay such excess amount in full before Landlord is required to reimburse Tenant for any portion of the cost of such Tenant Improvements from the Improvement Allowance. Tenant shall arrange for the installation of all Tenant’s furniture, fixtures and equipment associated with its business at Tenant’s sole cost and expense. Costs associated with Tenant’s equipment, layout, design and construction coordination are also the sole responsibility of Tenant.

3.2 Completion and Delivery. The terms “substantial completion,” “Substantial Completion,” “Substantially Complete,” “Substantially complete” and words of similar import (whether or not spelled with initial capitals) as used in the Lease shall mean the date of substantial completion of Landlord’s Work. Landlord’s Work shall be deemed substantially complete notwithstanding the fact that minor details of construction, mechanical adjustments, landscaping or decorations which do not materially interfere with Tenant’s use and enjoyment of the Premises remain to be performed (items normally referred to as “punch list” items). Certification by Landlord’s architect as to the substantial completion of Landlord’s Work shall be conclusive and binding upon Landlord and Tenant. Landlord shall diligently complete, as soon as reasonably possible, any punch list items of work and adjustment. The Commencement Date shall not be delayed because of the existence of uncorrected punch list items.

ARTICLE IV: TERM

4.1 Term. The Term shall commence on the Commencement Date, as set forth in Section 1.1(j). If the Premises are not Substantially Complete by the Scheduled Commencement Date in Section 1.1(k), Landlord shall not be liable for any claims, damages or liabilities thereof and Tenant shall have no right to terminate this Lease. The Term shall expire upon the date set forth in Section 1.1(j) as may be extended by this Section 4, unless sooner terminated as hereinafter provided.

4.2 Tenant’s Early Possession. One business day after the mutual execution and delivery of this Lease, Landlord shall allow Tenant early access to the Premises for the purpose constructing the Tenant Improvements and installing Tenant’s fixtures in the Premises. Landlord may suspend Tenant’s right to early access to the Premises at any time to the extent that such early access to the Premises materially interferes with Landlord’s performance of the construction and installation of Landlord’s Work. Tenant shall have the right to commence business operations in the Premises prior to the Commencement Date. If Tenant so commences business operations in the Premises prior to the Commencement Date, Tenant shall be obligated to commence the payment of Operating Expenses (but not the payment of Monthly Base Rent) on the date Tenant commences business operations in the Premises.

4.3 Notice of Commencement Date. Upon ascertaining the date of substantial completion of Landlord’s Work and the Commencement Date, Landlord shall deliver to Tenant a written confirmation in the form attached hereto as Exhibit F (“Lease Confirmation”) of said dates of substantial completion of Landlord’s Work and the Commencement Date. The Lease Confirmation shall be binding upon Tenant unless Tenant objects to the notice in writing delivered to Landlord within five (5) days of Tenant’s receipt of said Lease Confirmation.

4.4 Middle of Term Option to Extend. Landlord hereby grants Tenant the right to extend the term of the Lease for one (1) additional period of two (2) years (such extended period is hereinafter referred to as the “Extended Term”) on the same terms and conditions contained in the Lease, except that (i) Base Rent for the Extended Term shall be as set forth hereinbelow, (ii) no additional options to extend shall apply following the expiration of the Extended Term (other than as set forth in Section 4.5 below), and (iii) Landlord shall have no obligation to make any improvements to the Premises or contribute any amounts therefor. Written notice of Tenant’s exercise of its option to extend (“Option to Extend”) the Term of this Lease for the Extended Term must be given to Landlord no less than twenty-four (24) months prior to the date the Term of the Lease would otherwise expire. If Tenant has subleased more than fifty percent (50%) of the Premises to persons or entities that are not Permitted Transferees, Tenant shall have no right to extend the Term of this Lease. In addition, if Tenant is in default under this Lease, Tenant shall have no right to extend the Term of this Lease until such default is cured within the cure period set forth in this Lease for such default, if any; provided, that the period of time within which said Option to Extend may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise said Option to Extend because of a default. In the event Tenant validly exercises its Option to Extend the Term of this Lease as herein provided, Base Rent shall be adjusted as of the commencement date of the Extended Term as follows (but in no event shall it be less than the Base Rent for the month immediately prior to the commencement of the Extended Term):

(a) Not later than six (6) months prior to the commencement of an Extended Term, Landlord shall provide Tenant with Landlord’s determination of the fair market Base Rent for such Extended Term, including periodic increases as dictated by the current market (“Landlord’s Determination of Base Rent for Extended Term”). Tenant shall provide notice to Landlord within ten (10) days after receipt of such notice from Landlord as to whether Tenant accepts Landlord’s Determination of Base Rent for Extended Term. In the event Tenant does not agree to Landlord’s Determination of Base Rent for Extended Term, Landlord and Tenant shall attempt to agree upon Base Rent for the Premises for the Extended Term, such rent to be the fair market rental value of the Premises for the Extended Term, as defined in Subsection (c) below. If the parties are unable to agree upon the Base Rent for the Extended Term by the date three (3) months prior to the commencement of the Extended Term, then within ten (10) days thereafter each party, at its own cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full-time commercial real estate appraisal experience in the area in which the Premises are located to appraise and set Base Rent for the Extended Term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set Base Rent for the Extended Term. If each party shall have so appointed an appraiser, the two appraisers shall meet promptly and attempt to set the Base Rent for the Extended Term. If the two appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications herein stated within ten (10) days after the last day the two appraisers are given to set Base Rent. If the two appraisers are unable to agree on the third appraiser within such ten (10) day period, either of the parties to this Lease, by giving five (5) days notice to the other party, may apply to the then presiding judge of the Washington County Circuit Court for the selection of a third appraiser meeting the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

(b) The fair market Base Rent shall be fixed by the three appraisers in accordance with the following procedures. Each party appointed appraiser shall state, in writing, such appraiser’s determination of the fair market Base Rent supported by the reasons therefor and shall make counterpart copies for the other party appointed appraiser and the neutral appraiser. The party appointed appraisers shall arrange for a simultaneous exchange of their proposed fair market Base Rent determinations. The role of the neutral appraiser shall be to select whichever of the two proposed determinations of fair market Base Rent most closely approximates the neutral appraiser’s own determination of fair market Base Rent. The neutral appraiser shall have no right to propose a middle ground or any modification of either of the two proposed determinations of fair market Base Rent. The determination of fair market Base Rent the neutral appraiser chooses as that most closely approximating the neutral appraiser’s determination of the fair market Base Rent shall constitute the decision of the appraisers and shall be final and binding upon the parties. The appraisers shall have no power to modify the provisions of this Lease.

(c) For purposes of the appraisal, the term “-fair market Base Rent-” shall mean the price that a ready and willing tenant would pay, as of the Extended Term commencement date, as a base rent to a ready and willing landlord of premises comparable to the Premises, in terms of size, quality and comparable term (therefore, two (2) years with respect to the option in Section 4.4 and five (5) years with respect to the option in Section 4.5), in their then-improved state, in the Hillsboro, Oregon market, if such premises were exposed for lease on the open market for a reasonable period of time; including any rent increases over the Extended Term. There shall be deducted from such fair market rental the value of any then market concessions such as free rent, tenant improvements, commissions, legal fees and/or “down time” and there shall be added to such fair market rental the value of all costs savings to Tenant by not moving from the Premises, including, without limitation, relocation costs, tenant paid improvement costs, tenant paid cabling and wiring costs, tenant paid legal fees and other miscellaneous costs such as the cost of notifying Tenant’s customers of Tenant’s change of address and the cost of printing new stationary.

(d) The neutral appraiser’s decision shall be made not later than thirty (30) days after the submission by the appraisers of their proposals with respect to the fair market Base Rent. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the neutral appraiser may for good cause allow reasonable extensions or delays, which shall not affect the validity of the award. Absent fraud, collusion or willful misconduct by the neutral appraiser, the award shall be final, and judgment may be entered in any court having jurisdiction thereof. The option privilege granted herein shall not be assigned under any circumstances other than to a Permitted Transferee unless Landlord shall have consented to such assignment in writing, which consent may be withheld by Landlord in its sole discretion.

4.5 End of Term Option to Extend. Landlord hereby grants Tenant the right to extend the term of the Lease for one (1) additional period of five (5) years (such extended period is hereinafter referred to as the “Extended Term”) on the same terms and conditions contained in the Lease, except that (i) Base Rent for the Extended Term shall be as set forth hereinbelow, (ii) no additional options to extend shall apply following the expiration of the Extended Term, and (iii) Landlord shall have no obligation to make any improvements to the Premises or contribute any amounts therefor. Tenant may exercise the option contained in this Section 4.5 whether or not Tenant timely exercises the option contained in Section 4.4. Written notice of Tenant’s exercise of its option to extend (“Option to Extend”) the Term of this Lease for the Extended Term must be given to Landlord no less than twelve (12) months prior to the date the Term of the Lease would otherwise expire. If Tenant has subleased more than fifty percent (50%) of the Premises to persons or entities that are not Permitted Transferees, Tenant shall have no right to extend the Term of this Lease. In addition, if Tenant is in default under this Lease, Tenant shall have no right to extend the Term of this Lease until such default is cured within the cure period set forth in this Lease for such default, if any; provided, that the period of time within which said Option to Extend may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise said Option to Extend because of a default. In the event Tenant validly exercises its Option to Extend the Term of this Lease as herein provided, Base Rent shall be adjusted as of the commencement date of the Extended Term using the procedures in Section 4.4 (but in no event shall it be less than the Base Rent for the month immediately prior to the commencement of the Extended Term).

ARTICLE V: RENT

5.1 Base Rent. The Base Rent (“Base Rent”) shall be as set forth in Section 1.1(l). The Base Rent shall be paid in advance on the first day of each and every month during the Term to Landlord at the address set forth in Section 1.1(c) hereof or at such other place as Landlord may direct in writing, without any prior notice or demand therefor and without any abatement, deduction, offset, or setoff whatsoever except as specifically permitted in this Lease. If the Term commences on any day other than the first day of a calendar month and/or ends on any day other than the last day of a calendar month, Base Rent for the fraction(s) of a month at the commencement and/or upon the expiration of the Term shall be prorated based upon the actual number of days in such fractional month(s). Simultaneously with execution of this Lease, Tenant shall deposit with Landlord the Prepaid Rent identified in Section 1.1(m), which sum shall be applied by Landlord as indicated in said Section 1.1(m). As reflected in Section 1.1(1), Tenant shall have no obligation to pay monthly Base Rent for the first four (4) full months of the Term, commencing with the Commencement Date (the “Free Rent Period”). If this Lease is terminated during such Free Rent Period, Tenant shall not be entitled to any such rent abatement after the date of termination nor shall Tenant be entitled to assert any right to rent abatement after such termination against any sums due Landlord. The rent abatement granted under this Section is solely for the benefit of Planar Systems, Inc., and shall not be transferable to any assignee or subtenant that is not a Permitted Transferee (as defined below).

5.2 Additional Rent. In addition to Base Rent, Tenant shall pay to Landlord all sums of money or other charges required to be paid by the Tenant under this Lease (other than Base Rent and the Prepaid Rent), including but not limited to Tenant’s Share of Operating Expenses (as defined in Article VI hereof) (all such sums being herein deemed “Additional Rent”), and whether or not the same are designated “Additional Rent” the same shall be payable in lawful money of the United States of America without deduction, set-off or abatement whatsoever. Any Additional Rent provided for in this Lease shall become due with the next monthly installment of Base Rent unless otherwise provided. The term “Rent”, as used in this Lease, shall refer collectively to “Base Rent” and “Additional Rent.”

5.3 Late Payment. If any payment of Rent is not received by Landlord within five (5) days after the same is due, Tenant shall pay to Landlord a late payment charge equal to three percent (3%) of the amount of such delinquent payment of Rent in addition to the installment of Rent then owing, regardless of whether or not a notice of default has been given by Landlord. In addition, Tenant shall pay interest on such late payment and late charge from the due date of the late payment at an interest rate equal to twelve percent (12%), but in no event higher than the maximum rate permitted by applicable law (hereafter the “Default Rate”), until such amounts are paid; provided, however, Tenant shall not be required to pay interest on a late payment the first time in any twelve (12) consecutive month period that Tenant fails to pay an installment of Rent when due so long as Tenant pays such past due Rent within five (5) days of the date notice is sent to Tenant that such Rent is past due. Landlord and Tenant recognize that the damages which Landlord will suffer as a result of Tenant’s failure to timely pay Rent are difficult or impracticable to ascertain, and agree that said interest and late charge are a reasonable approximation of the damages which Landlord will suffer in the event of Tenant’s late payment. This provision shall not relieve Tenant from payment of Rent at the time and in the manner herein specified. Acceptance by Landlord of any such interest and late charge shall not constitute a waiver of Tenant’s default with respect to said overdue amount, nor shall it prevent Landlord from exercising any other rights or remedies available to Landlord.

5.4 Security Deposit. Tenant will simultaneously with execution of this Lease, deposit with Landlord the sum specified in Section 1.1(n) of this Lease. This sum shall belong to Landlord and shall constitute partial consideration for the execution of this Lease. Landlord shall pay Tenant the remaining balance thereof, without any liability for interest thereon, within thirty (30) days after the expiration or prior termination of the Lease Term, or any extension thereof, if and only if Tenant has fully performed all of its obligations under the terms of this Lease. Landlord shall be entitled to withdraw from the deposit the amount of any unpaid Base Rent, Additional Rent or other charges not paid to Landlord when due, and Tenant shall immediately re-deposit an amount equal to that so withdrawn within three (3) days of demand.

ARTICLE VI: ADDITIONAL RENT AND CHARGES

6.1 Operating Expenses. In addition to Base Rent and other sums payable by Tenant under this Lease, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of the Operating Expenses (as such term is defined below). Landlord shall manage and operate the Common Areas in a manner consistent with the manner that common areas of commercial projects in Hillsboro, Oregon similar quality to the Project are operated and managed; provided, in no event shall Landlord be required to have an on-site manager for the Building and Common Areas.

(a) Estimated Expenses.

(i) Upon the Commencement of the Lease Term, and thereafter prior to the commencement of each calendar year occurring wholly or partially within the Term or as soon as practical thereafter, Landlord shall estimate the annual Operating Expenses payable by Tenant pursuant to this provision, and Tenant shall pay to Landlord on the first day of each month in advance, one-twelfth (1/12th) of Tenant’s Share of such estimated amount. In the event that during any calendar year of the Term, Landlord determines that the actual Operating Expenses for such year will exceed the estimated Operating Expenses, Landlord may revise such estimate by written notice to Tenant (which written notice shall specify the basis for such revision), and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the revised estimate, an amount equal to the difference between the initial monthly estimate and the revised monthly estimate multiplied by the number of months expired during such calendar year and shall also pay an amount equal to the revised monthly estimate for the month of such payment. Subsequent installments shall be payable concurrently with the regular monthly Base Rent due for the balance of the calendar year and shall continue until the next calendar year’s estimate is rendered or Landlord next revises its estimate of Operating Expenses, whichever occurs sooner. In no event may Landlord include an item in Operating Expenses for a year in which Tenant has previously paid Operating Expenses unless Landlord did not receive notice of such Operating Expenses during the calendar year applicable to the period for which Tenant has previously paid Operating Expenses. During the Free Rent Period, Tenant shall pay Tenant’s Share of Operating Expenses in monthly payments payable on the first day of each month commencing on the Commencement Date.

(ii) Within one hundred twenty (120) days following the end of each year, Landlord shall provide Tenant with a written statement of the actual total Operating Expenses for such year and there shall be an adjustment made to account for any difference between Tenant’s Share of the actual and the estimated Operating Expenses for the previous year. If Tenant has overpaid the amount of Operating Expenses owing pursuant to this provision, Landlord shall, provided Tenant is not in default hereunder, credit such overpayment to the next month in which Additional Rent is due (and if the amount of such credit exceeds the amount of such Additional Rent next due, Landlord shall pay Tenant the difference within thirty (30) days following delivery of such written statement). If Tenant has underpaid the amount of Operating Expenses owing pursuant to this provision, Tenant shall pay the total amount of such deficiency to Landlord as Additional Rent within thirty (30) days following delivery of written notice of said deficiency from Landlord to Tenant.

(iii) Landlord shall keep its books of account and records concerning Operating Expenses in compliance with generally accepted accounting principles and retain the same for two (2) years after the calendar year for which they were prepared. Unless Tenant requests an audit of Operating Expenses pursuant to Section 6.1(c) or objects in writing regarding specific discrepancies in the Operating Expense calculations for any calendar year within ninety (90) days after receipt of Landlord’s final calculations for such calendar year, Tenant shall be deemed to have approved the same and to have waived the right to object to such calculations.

(b) Defined Terms.

(i) Operating Expenses Inclusions. For purposes of this Lease, “Operating Expenses” means an amount equivalent to the total of all expenses and costs incurred in connection with the ownership, operation, management, maintenance, repair and replacement of components of the Building and the Common Areas, including, but in no way limited to, the following:

A. The costs of operating, maintaining and repairing the Building and the Common Areas (subject to amortization in accordance with the method set forth in Section 6.1(b)(i)(G) with respect to any replacements or improvements of a capital nature), including but not limited to: gardening and landscaping; painting; lighting; sanitary control; personal property taxes; public liability insurance and property damage insurance; utilities for Common Areas; licenses and fees for Common Area facilities; sweeping; removal of snow and ice, trash, rubbish, garbage and other refuse; and repairing, restriping and resurfacing of parking area.

B. All Real Property Taxes (as defined below) assessed against the Building and/or the Common Areas, as applicable, including land, building(s) (including the Building) and improvements thereon or thereto.

C. All premiums for liability, terrorism, fire, extended coverage and other insurance the Landlord reasonably deems necessary and keeps in force on or with respect to the Building of which the Premises are a part and/or the Common Areas, as the case may be, and commercially reasonable deductibles payable in connection therewith.

D. The cost of operating, maintaining, repairing and replacing (subject to amortization in accordance with the method set forth in Section 6.1(b)(i)(G) with respect to any replacements or improvements of a capital nature) any electrical, mechanical, automatic fire sprinkler and other utilities systems serving the Premises which serve the Premises in common with the entire Building.

E. The cost of maintenance, repair and replacement of the non-structural portions of the roof and roof membrane, and non-structural repairs of exterior walls, foundation, and other exterior portions of the Building.

F. Reasonable property management charges, not to exceed three and one half percent (3  1/2%) of the gross rents payable by Tenant under this Lease.

G. Costs of replacements and improvements which are necessary to adequately maintain or protect the Building and/or the Common Areas, as the case may be, and/or which are required by law or governmental regulation enacted after the date of this Lease, which are of a capital nature (as determined by GAAP accounting) to the extent amortization over the useful life thereof is applicable to the periods during the Lease Term.

H. Any other costs levied, assessed or imposed by or at the direction of, or resulting from statutes or regulations or interpretations thereof promulgated by any federal or governmental authority in connection with the use or occupancy of the Building.

I. Assessments made on or with respect to the Building made pursuant to any CC&Rs, Local Improvement District conditions and/or owner’s associations affecting the Building, or any portion thereof.

J. Reasonable allocation of compensation (including wages and employer paid benefits and taxes) of employees and contractors directly engaged in the operation and maintenance (but not management) of the Building.

(ii) Operating Expense Exclusions. Notwithstanding the foregoing, Operating Expenses to be reimbursed by Tenant shall not include:

A. Expenses which are separately metered or calculated for the Premises or other leased area of the Building, as the case may be, which expenses shall be billed separately to Tenant or such other tenant(s), as applicable.

B. Costs incurred in connection with the initial construction or design of the Building or to correct defects in the original construction or design of the Building.

C. Depreciation.

D. Costs, fines or penalties incurred due to violation by Landlord of any applicable law.

E. Expenses incurred by Landlord in respect of individual tenants and/or the improvement or renovation of tenants’ leasehold improvements, including leasing commissions, attorneys’ fees arising from lease disputes arising out of a tenant’s failure to pay rent under its lease and other specific costs incurred for the account of, separately billed to and paid by specific tenants.

F. Repairs or replacements to the extent that the cost of the same is recoverable by the Landlord pursuant to original construction warranties.

G. Interest on debt or capital retirement of debt, and costs of capital improvements except as expressly provided above.

H. Legal fees and disbursements relating to the entity that owns or manages the Building.

I. Cost of constructing or costs of replacing or making capital improvements to structural portions of exterior walls, foundations, roof or other exterior portions of the Building.

J. Costs incurred due to the gross negligence of Landlord or its agents, employees or contractors performing Landlord’s Work or breach by Landlord of its obligations under any lease.

K. Accounting costs, rent for Landlord’s office space, or pro-rations of corporate overhead (except in each instance those costs that are included as part of the property management charges).

Tenant shall only be required to pay Operating Expenses to the extent the payment of such Operating Expenses are generally consistent with: (i) generally accepted property management principles consistently applied, and (ii) the operating expenses payable by tenants leasing space in commercial projects in Hillsboro, Oregon under triple net leases that are similar to the Project. Additional Rent payable by Tenant which would not otherwise be due until after the date of the expiration or earlier termination of the Lease shall, if the exact amount is uncertain at the time this Lease expires or terminates, be paid by Tenant to Landlord upon such expiration or termination in an amount to be determined by Landlord, with an adjustment to be made once the exact amount is known.

(iii) Tenant’s Share. For purposes of this Lease, “Tenant’s Share” means the percentage, as set forth in Section 1.1(o) and obtained by dividing the Rentable Area of the Premises by the aggregate Rentable Area of all premises available for lease, whether leased or not, in the Building, as applicable with respect to any specific Operating Expense.

(iv) Real Property Taxes. For purposes of this Lease, “Real Property Taxes” shall consist of all real estate taxes and all other taxes relating to the Building and/or the Common Areas, as applicable, all other taxes which may be levied in lieu of real estate taxes, all assessments, local improvement districts, assessment bonds, levies, fees and other governmental charges, including, but not limited to, charges for traffic facilities and improvements, water service studies, and improvements or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, which are assessed, levied, confirmed, imposed or become a lien upon the Building and/or the Common Areas, or become payable during the Term (or which become payable after the expiration or earlier termination hereof and are attributable in whole or in part to any period during the Term hereof), together with all costs and expenses incurred by Landlord in successfully contesting, resisting or appealing any such taxes, rates, duties, levies or assessments; provided, to the extent any assessment is payable by Landlord over time, Tenant shall only be obligated to pay that portion of such assessment that would have been payable during the term of this Lease if Landlord had elected to pay such assessment over the longest time period legally allowed. “Real Property Taxes” shall exclude any assessments for improvements pertaining to the original development of the Building and any franchise, estate, inheritance or succession transfer tax of Landlord, or any federal or state income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, that if at any time during the Term there is levied or assessed against Landlord a federal, state or local tax or excise tax on rent, or any other tax however described on account of rent or gross receipts or any portion thereof, Tenant shall pay one hundred percent (100%) of the Tenant’s Share of any said tax or excise applicable to Tenant’s Rent as Additional Rent.

(c) Audit Rights. So long as Tenant is not in default of this Lease beyond any applicable cure period, Tenant shall have the right, upon thirty (30) days written request, to review Landlord’s records concerning Operating Expenses for the immediately prior calendar year, which request must be delivered within ninety (90) days after the date Landlord’s annual statement of Operating Expenses is delivered to Tenant. Within thirty (30) days after Tenant makes such request, Landlord shall arrange for Tenant to review such records (either by delivery of a copy of such records to Tenant or allowing Tenant to review Landlord’s records during regular business hours in the location where such records are maintained). If Tenant fails to object in writing to specific Operating Expenses within sixty (60) days after the date Tenant is provided with access to such records, Tenant shall be deemed to have approved the same and to have waived the right to object to such calculations. In no event may Tenant review the Operating Expenses more than one time during a calendar year. Should Tenant choose to hire independent auditors, such auditors shall be paid on an hourly or lump sum basis, not on contingency of any potential refund. If Tenant questions any Operating Expenses, Landlord shall provide reasonably satisfactory evidence of the validity of Landlord’s calculation (which evidence may be in summary statement (as opposed to the original invoice)) or adjust the item. Disputes which cannot be resolved after a reasonable period of good faith negotiations between the parties shall be resolved by a nationally recognized accounting firm selected by Landlord and Tenant (the “CPA”), which CPA shall not then be employed by Landlord or Tenant. If such audit discloses that Tenant has overpaid Tenant’s share of Operating Expenses, Landlord shall give Tenant credit on Operating Expenses with respect to such amount, or if the Lease is at the end of the Term, refund such amount to Tenant. Tenant shall pay all costs and expenses of the audit by the CPA unless the audit shows Landlord overstated Operating Expenses by five percent (5%) or more, in which event the costs of such audit shall be paid by Landlord. Tenant hereby agrees to keep the results of any such audit confidential except that Tenant may disclose such information to its accountants, legal advisors or as otherwise required by law, and to require Tenant’s auditor and its employees and each of their respective attorneys and advisors likewise to keep the results of such audit in strictest confidence.

6.2 Tenant’s Personal Property Taxes. Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other real or personal property placed or installed in and upon the Premises by Tenant. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Building is increased by the inclusion therein of a value placed upon such real or personal property or trade fixtures of Tenant, and if Landlord pays the taxes based upon such increased assessment, Tenant shall, upon demand, repay to Landlord the taxes so levied or the portion of such taxes resulting from such increase in the assessment.

ARTICLE VII: INSURANCE

7.1 Landlord’s Insurance. During the Term, Landlord shall procure and maintain in full force and effect with respect to the Building (i) a policy or policies of property insurance (including, to the extent required, sprinkler leakage, vandalism and malicious mischief coverage, and any other endorsements required by the holder of any fee or leasehold mortgage and earthquake, terrorism and flood insurance to the extent Landlord reasonably deems prudent and/or to the extent required by any mortgagee); and (ii) a policy of commercial liability insurance, in the form and content acceptable to Landlord, insuring Landlord’s activities with respect to the Premises, and the Common Areas for loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises or Common Areas. If the annual premiums charged Landlord for such casualty and/or liability insurance exceed the standard premium rates because the nature of Tenant’s operations results in increased exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increased amount. Landlord shall have the right, at its option, to keep and maintain in full force and effect during the Term such other insurance in such amounts and on such terms as Landlord and/or any mortgagees or the beneficiary of any first trust deed against the Building may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent Landlord would protect itself, including but not limited to rental abatement, rental interruption, earthquake, terrorism and flood insurance.

7.2 Tenant’s Public Liability. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises by Tenant, a policy or policies of commercial liability insurance, written by a reputable insurance company authorized to do business in the State of Oregon in form and content acceptable to Landlord insuring Tenant’s activities with respect to the Premises and the Common Areas for loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises in an amount of not less than Five Million Dollars ($5,000,000) combined single limit or such larger amounts as may hereafter be reasonably requested by Landlord. The policy shall insure the hazards of the Premises and Tenant’s operations therein, shall include contractual liability coverage (covering the indemnity contained in Section 7.8 hereof) and shall (a) name Landlord, Landlord’s managing agent and the Landlord’s mortgagee under a mortgage or beneficiary under a deed of trust either having a lien against the Building (the “Lender”) as an additional insured; (b) contain a cross-liability provision and; (c) contain a provision that the insurance provided hereunder shall be primary and non-contributing with any other insurance available to Landlord.

7.3 Tenant’s Property and Other Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises, a policy or policies of standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant’s expense, and which is located in the Premises, including without limitation, furniture, fittings, installations, cabling, fixtures (other than the improvements installed by Landlord), and any other personal property, in the amount of not less than one hundred percent (100%) of the full replacement costs thereof. This insurance policy shall also insure direct or indirect loss of Tenant’s earning attributable to Tenant’s inability to use fully or obtain access to the Premises.

7.4 Form of Insurance/Certificates. All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies licensed in the state in which the Building is located and holding a General Policy Holder’s Rating of “A” and a financial rating of “X” or better, as set forth in the most current issues of Best’s Insurance Guide. Tenant shall furnish to Landlord, prior to Tenant’s entry into the Premises and thereafter within ten (10) days prior to the expiration of each such policy, a certificate of insurance (or renewal thereof) issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto and, upon request by Landlord, a copy of each such policy of insurance. Said certificates shall expressly provide that such policies shall not be cancelable or subject to reduction of coverage below the minimum amounts required by this Lease or required by any lender having an interest in the Building or otherwise be subject to modification except after thirty (30) days prior written notice to the parties named as insured in Section 7.2.

7.5 Tenant’s Failure. If Tenant fails to maintain any insurance required in the Lease, Tenant shall be liable for any loss or cost resulting from said failure, and Landlord shall have the right to obtain such insurance on Tenant’s behalf and at Tenant’s sole expense. This Section 7.5 shall not be deemed to be a waiver of any of Landlord’s rights and remedies under any other section of this Lease. If Landlord obtains any insurance which is the responsibility of Tenant to obtain under this Article VII, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant shall promptly remit said amount as Additional Rent to Landlord.

7.6 Waiver of Subrogation. Any all risk policy or policies of fire, extended coverage or similar casualty insurance which either party obtains in connection with the Building, the Premises or Tenant’s personal property therein shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for liability, injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the liability, injury or loss covered thereby.

7.7 Tenant’s Properties and Fixtures. Tenant assumes the risk of damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant or as to which Tenant retains the right of removal from the Premises, except to the extent due to the gross negligence or willful misconduct of Landlord. Tenant shall not do or keep anything in or about the Premises (except those things Tenant presently does and keeps in connection with the uses set forth in Section 10.1) which will in any way tend to increase insurance rates paid by Landlord and maintained with respect to the Building unless Tenant pays directly to Landlord the increase cost of the premiums. In no event shall Tenant carry on any activities which would invalidate any insurance coverage maintained by Landlord. If at any time Tenant’s occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after being billed therefore by Landlord. In determining whether increased premiums are a result of Tenant’s use of the Building, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance underwriters and/or any governmental authority having jurisdiction thereover, necessary for the maintenance of reasonable fire and extended insurance for the Building.

7.8 Indemnification.

(a) Tenant, as a material part of the consideration to be rendered to Landlord, hereby indemnifies and agrees to defend and hold Landlord, Landlord’s managing agent and Lender harmless for, from and against (i) any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims, judgments or appeals arising from any injury to any person or persons or any damage to any property to the extent as a result of Tenant’s or Tenants’ officers, employees, agents, assignees, subtenants, concessionaires, licensees, contractors or invitees’ use, maintenance, occupation, operation or control of the Premises during the Term, or resulting from any breach or default in the performance of any obligation to be performed by Tenant hereunder or for which Tenant is responsible under the terms of the Lease or pursuant to any governmental or insurance requirement, or to the extent arising from any act, neglect, fault or omission of Tenant or any of Tenant’s officers, employees, agents, servants, subtenants, concessionaires, licensees, contractors or invitees, and (ii) from and against all reasonable legal costs and charges, including reasonable attorneys’ and other reasonable professional fees, incurred in and about any of such matters and the defense of any action arising out of the same or in discharging the Building or any part thereof from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of the Tenant, except and to the extent as may arise out of the gross negligence or willful misconduct of Landlord and/or its agents, employees or contractors.

(b) Landlord, as a material part of the consideration to be rendered to Tenant, hereby indemnifies and agrees to defend and hold Tenant and the Premises harmless from and against (i) any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims, judgments or appeals arising from any injury to any person or persons or any damage to any property to the extent as a result of Landlord’s or Landlord’s employees, agents, or contractors gross negligence or willful misconduct, or resulting from any breach or default in the performance of any obligation to be performed by Landlord hereunder or for which Landlord is responsible under the terms of the Lease or pursuant to any governmental or insurance requirement, and (ii) from and against all reasonable legal costs and charges, including reasonable attorneys’ and other reasonable professional fees, incurred in and about any of such matters and the defense of any action arising out of the same or in discharging Tenant and/or Premises or any part thereof from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of the Landlord, except and to the extent as may arise out of the negligence or willful misconduct of Tenant and/or its officers, agents, employees, assignees, subtenants, concessionaires, licensees, contractors, or invitees.

(c) In no event shall Landlord, its agents, employees and/or contractors be liable for any personal injury or death or property damage to the extent caused by persons in or about the Building (other than arising out of a default by Landlord of its obligations under this Lease or the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors), as the case may be, or caused by public or quasi-public work, or for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

7.9 Damage to Tenant’s Property. Notwithstanding the provisions of Section 7.8 to the contrary, except to the extent due to the gross negligence or willful misconduct of Landlord or to the extent arising out of a default by Landlord of its obligations under this Lease, Landlord, its agents, employees and/or contractors shall not be liable for (i) any damage to property entrusted to employees or security officers of the Building, (ii) loss or damage to any property by theft or otherwise, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling substances or materials, steam, gas, electricity, water or rain which may leak from any part of the Building or the Common Areas, or from the pipes, appliances or plumbing work therein or from the roof, street, or subsurface or from any other place or resulting from dampness or any other cause, except to the extent Landlord receives consideration for such damage or injury from a third party. Neither Landlord nor its agents, employees or contractors shall be liable for interference with light or incorporeal hereditaments. Tenant shall give prompt notice to Landlord and appropriate emergency response officials if Tenant is or becomes aware of fire or accidents in the Building or the Common Areas or of defects therein in the fixtures or equipment.

ARTICLE VIII: REPAIRS AND MAINTENANCE

8.1 Landlord Repairs and Maintenance.

(a) Subject to Landlord’s right to reimbursement from Tenant pursuant to Sections 6.1 and 8.3, Landlord shall at its expense maintain in good condition and repair the structural portions of the Building including without limitation the foundation, roof and membrane and shall maintain in good condition the exterior of the Building, utilities to their point of connection to the Building and the Common Areas. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as provided in Section 8.1(b) below, there shall be no abatement of Rent and, except for the gross negligence or willful misconduct of Landlord or its employees, no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvement in or to any portion of the Premises or in or to fixtures, appurtenances and equipment therein; provided, that Landlord, its employees, agents and contractors use reasonable efforts not to unreasonably interfere with Tenant’s business in exercise of Landlord’s rights or obligations hereunder. Except as may otherwise be expressly set forth herein, Tenant affirms that (i) neither Landlord nor any agent, employee or officer of Landlord has made any representation regarding the condition of the Building or the Common Areas, and (ii) Landlord shall not be obligated to undertake any repair, alteration, remodel, improvement, painting or decorating.

(b) If Tenant believes that Landlord has not performed a repair that Landlord is obligated to repair under Section 8.1(a), Tenant shall give Landlord written notice of such repair required to be performed by

Landlord and Landlord shall within thirty (30) days of the date of such notice either: (i) complete such repair within thirty (30) days of the date of Tenant’s notice, (ii) notify Tenant in writing that Landlord disputes the need for Landlord to make such repair, or (iii) notify Tenant in writing that Landlord will commence such repairs and diligently pursue the completion of such repairs to completion if such repairs will not be completed within thirty (30) days of the date of Tenant’s notice. If within such thirty (30) day period after the date of Tenant’s written notice to Landlord, Landlord does not take any of the actions described in clauses (i), (ii) or (iii) in the immediately preceding sentence, Tenant may send Landlord a second notice specifying the actions in reasonable detail that Tenant intends to take to perform such repair and the date Tenant intends to commence such actions, which date shall be not less than five (5) business days after the date Landlord receives such notice. If during such five (5) business day period Landlord does not notify Tenant that Landlord has commenced either the repairs that Tenant proposes to undertake or such other repairs as Landlord determines appropriate in Landlord’s reasonable business judgment, Tenant may undertake repairs which would be Landlord’s responsibility and Landlord shall reimburse Tenant for the reasonable costs so incurred within thirty (30) days after notice, which notice shall be accompanied by paid receipts. If Landlord does not timely pay Tenant for such repairs, Tenant may deduct the cost thereof from the Monthly Base Rent next coming due, up to twenty-five percent (25%) of Tenant’s Monthly Base Rent, until the cost thereof is fully accounted for; provided, however, if at the time Tenant is entitled to commence such abatement of Monthly Base Rent the remaining term of this Lease is not sufficiently long enough for a full recovery of such abatement, Tenant may increase the percentage of such abatement (and, if necessary abate Additional Rent) so as to enable Tenant to fully recover such amount during the Term of this Lease. In no event shall Tenant’s repair and maintenance self-help remedies include any right to rebuild or repair the Building or Common Areas following any damage or destruction to the Building or Common Areas, it being agreed that Tenant’s sole remedy with respect to any such damage or destruction is contained in Article XI of this Lease.

8.2 Utilities and Services. Subject to reimbursement pursuant to Sections 6.1 and 8.3, Landlord shall furnish or cause to be furnished to the Premises lines for water, electricity, sewage and telephone. Tenant shall pay before delinquency, at its sole cost and expense, all charges for water, heat, electricity, power, telephone service, sewer service charges and other utilities or services charged or attributable to the Premises; provided, however, that if any such services or utilities shall be billed to Landlord and are not separately billed to the Premises, Tenant shall pay to Landlord as Additional Rent, an amount equal to the total charges therefor. Tenant shall provide such janitorial service to the Premises at Tenant’s sole cost and expense as Tenant determines appropriate. If Landlord is provided with written notice that any utility service to the Building will be suspended for any material period of time, Landlord shall use commercially reasonable efforts to provide Tenant with a copy of such notice.

8.3 Tenant Repairs and Maintenance. Tenant shall, at Tenant’s sole cost and expense, keep, maintain and, to the extent reasonably required, replace any applicable portions of the Premises (other than those portions of the Premises that Landlord is required to maintain under Sections 8.1 and 8.2), including but not by way of limitation, all interior walls, doors, ceiling, light bulbs, starters and ballasts, carpets and floor coverings, and heating, ventilation, air-conditioning and other utility and mechanical systems within the Premises to the extent serving the Premises exclusively, in good repair and in a clean and safe condition; provided, that Landlord shall have the right to perform such work on behalf of Tenant in which event Tenant shall reimburse Landlord for the cost thereof promptly upon demand therefor. In addition, if any repair or maintenance is necessary or prudent under Section 8.1 or 8.2 as a result of an act or omission of Tenant or its agents, employees or contractors, Tenant shall reimburse Landlord for the entire cost of any such repair or maintenance immediately upon written demand therefor. Except in an emergency or to the extent required to comply with applicable laws, Landlord shall not commence such repairs or maintenance prior to providing Tenant with a notice and opportunity to make such repairs consistent with the notice procedures contained in Section 8.1(b). Upon expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in the same condition as when leased, reasonable wear and tear and damage by fire or other casualty not required to be repaired by Tenant pursuant to this Lease excepted. Tenant shall not be required to replace the carpets and floor coverings at the expiration of the Term of this Lease.

8.4 Non-liability of Landlord. Notwithstanding anything to the contrary contained in Sections 8.1 or 8.2 above or elsewhere in this Lease (except to the extent such failure or delay is caused by accident or any condition created by Landlord’s active negligence), Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated or rebated (except as otherwise expressly provided in this Lease) by reason of (a) the interruption or curtailment of the use of the Premises as a result of the installation of any equipment in connection with the Building; or (b) any failure to furnish or delay in furnishing any services required to be provided by Landlord, unless and to the extent such failure or delay is caused by accident or any condition created by Landlord’s active negligence or by a default by Landlord of its obligations under this Lease; or (c) the limitation, curtailment, rationing or restriction of the use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises.

8.5 Inspection of Premises. Upon reasonably prior notice to Tenant, Landlord may enter the Premises to complete construction undertaken by Landlord on the Premises, to inspect, clean, improve or repair the same, to inspect the performance by Tenant of the terms and conditions hereof, show the Premises to prospective purchasers, tenants and lenders and for all other purposes as Landlord shall reasonably deem necessary or appropriate; provided, that Landlord shall use reasonable efforts not to interfere with Tenant’s business in exercise of Landlord’s rights hereunder. If requested by Tenant, Landlord shall allow a representative of Tenant to accompany Landlord during such entry; provided that Landlord shall not be refused entry if Tenant fails to provide such representative of Tenant to accompany Landlord. In an emergency, Landlord may enter at any time without prior notice to Tenant and without being accompanied by a representative of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss in, upon or about the Premises, arising from exercise by Landlord of its rights hereunder except as otherwise provided in Article XI hereof. Landlord and Landlord’s agents, employees and contractors shall keep confidential any non-public information regarding Tenant obtained from such entry onto the Premises.

ARTICLE IX: FIXTURES, PERSONAL PROPERTY AND ALTERATIONS

9.1 Fixtures and Personal Property. Tenant, at Tenant’s expense, may install any necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without damage to the structure of the Premises, including, but not limited to, damage to drywall, doors, door frames and floors. Landlord reserves the right to approve or disapprove of any interior improvements which violate the CC&Rs. Such improvements must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s sole expense. Said trade fixtures, equipment, personal property and furniture shall remain Tenant’s property and shall be maintained in good condition while on the Premises and, subject to Section 3.1(c), shall be removed by Tenant upon the expiration or earlier termination of the Lease unless otherwise agreed to by Landlord in writing prior to installation. As a covenant which shall survive the expiration or earlier termination of the Lease, Tenant shall repair, at Tenant’s sole expense, or at Landlord’s election, reimburse Landlord for the cost to repair all damage caused by the installation or removal of said trade fixtures, equipment, furniture, personal property or temporary improvements. If Tenant fails to remove the foregoing items prior to or upon the expiration or earlier termination of this Lease (to the extent Tenant is required under this Lease to do so), Landlord, at its option and without liability to Tenant for loss thereof, may keep and use them or remove any or all of them and cause them to be stored or sold in accordance with applicable law, and Tenant shall, upon demand of Landlord, pay to Landlord as Additional Rent hereunder all costs and expenses incurred by Landlord in so storing and/or selling said items. In the event any such fixtures, equipment, and/or furniture of Tenant are sold by Landlord, the proceeds of such sale shall be applied, first, to all expenses of Landlord incurred in connection with storage and sale; second, to any amounts owed by Tenant to Landlord under this Lease or otherwise, and, third, the remainder, if any, shall be paid to Tenant.

9.2 Alterations. Tenant shall not make or allow to be made any material alterations, additions or improvements to the Premises (defined as alterations, additions or improvements costing in excess of $10,000.00 individually or in the aggregate with respect to separate items relating to the same improvement or alteration or any alterations, additions or improvements that affect the structure or exterior of the Building or any building, mechanical, electrical or life safety system), other than the Tenant Improvements during the Term, without obtaining the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed, provided that such consent may be withheld in Landlord’s sole discretion with respect to any alteration, addition or improvement that adversely affects the structure or exterior of the Building or any building, mechanical, electrical or life safety systems (as determined by Landlord in Landlord’s business judgment); provided, further, if the only adverse affect of a proposed alteration, addition or improvement is to the structural integrity of the roof of the Building, Landlord’s consent shall not be unreasonably withheld to such alteration, addition or improvement so long as Tenant, at Tenant’s sole cost and expense, pays for the cost of such structural upgrades to the roof as Landlord determines appropriate in Landlord’s business judgment. Tenant shall deliver to Landlord the contractor’s name, references and state license number, a certificate of liability insurance naming Landlord and Landlord’s manager and lender(s) as an additional insured, as well as full and complete plans and specifications of all such alterations, additions or improvements, and any subsequent modifications or additions to such plans and specifications, and no proposed work shall be commenced or continued by Tenant until Landlord has received and given its written approval of each of the foregoing. Landlord shall either approve or disapprove any proposed alteration, addition or improvement on or before thirty (30) days following receipt of all of the foregoing items. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are accurate, safe or sufficient or that the same comply with any applicable laws, ordinances, building codes, or the like. Further, Tenant shall indemnify, protect, defend and hold Landlord and Landlord’s agents, employees and contractors and the Building harmless for, from and against any loss, damage, liability, claims, cost or expense, including attorneys’ fees and costs, incurred as a result of any defects in design, materials or workmanship resulting from Tenant’s alterations, additions or improvements to the Premises. All alterations, telephone or telecommunications lines, cables, conduits and equipment and all other additions or improvements to the Premises made by Tenant shall remain the property of Tenant until termination of the Lease, at which time they shall, unless otherwise elected by Landlord by written notice to Tenant, be and become the property of Landlord. Landlord may, as a condition to approval of any such new alterations, additions or improvements, require Tenant to remove any such new partitions, counters, railings, telephone and telecommunications lines, cables, conduits and equipment and/or other improvements installed by Tenant during the Term, and Tenant shall repair all damage resulting from such removal or, at Landlord’s option, shall pay to Landlord all costs arising from such removal; provided that Tenant shall have the right prior to the making of any Alteration to request in writing that Landlord notify Tenant within ten (10) business days of the date of Tenant’s request whether Landlord will require the removal of such Alteration at the expiration or sooner termination of this Lease. Tenant’s obligation to remove any portion of the Tenant Improvements is governed by Section 3.1(c). All repairs, alterations, additions and restorations by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner and in compliance with the plans and specifications approved by Landlord and in compliance with all applicable laws and ordinances, building codes, bylaws, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Premises and as-built plans and specifications shall be provided to Landlord by Tenant upon completion of the work. Tenant shall reimburse Landlord for Landlord’s reasonable charges (including any professional fees incurred by Landlord and a reasonable administrative fee as established by Landlord from time to time) for reviewing and approving or disapproving plans and specifications for any proposed alterations.

9.3 Liens. Tenant shall promptly file and/or record, as applicable, all notices of completion provided for by law, and shall pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant or at the request of Landlord on behalf of Tenant, and shall keep the Premises free and clear of all mechanics’ and materialmen’s liens in connection therewith. Landlord shall have the right, and shall be given ten (10) business days written notice by Tenant prior to commencement of the work, to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration, or repair of the Premises by Tenant. If any such lien is filed, Tenant shall cause same to be discharged of record within ten (10) days following written notice thereof, or if Tenant disputes the correctness or validity of any claim of lien, Landlord shall, in its reasonable discretion, permit Tenant to post or provide security in a form and amount acceptable to Landlord to insure that title to the Building remains free from the lien claimed. If said lien is not timely discharged Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien and Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord, together with interest thereon at the Default Rate (as defined in Section 5.3 hereof), within five (5) days after notice is received from Landlord of the amount expended by Landlord.

ARTICLE X: USE AND COMPLIANCE WITH LAWS

10.1 General Use and Compliance with Laws. Tenant shall only use the Premises for Tenant’s business described in Section 1.1(f) above, and uses customarily incidental thereto and for no other use without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall, at Tenant’s sole cost and expense, comply with applicable requirements of municipal, county, state, federal and other applicable governmental authorities now or hereafter in force pertaining to Tenant’s business operations, alterations and/or specific use of the Premises, and shall secure any necessary permits (other than construction permits for Landlord’s Work) therefor and shall faithfully observe in the use of the Premises, applicable municipal, county, state, federal and other applicable governmental entities’ requirements which are now or which may hereafter be in force. Tenant, in Tenant’s use and occupancy of the Premises, shall not subject or permit the Premises to be used in any manner which would tend to damage any portion thereof, or, if Tenant is not the sole Tenant of the Building, which would increase the cost of any insurance paid by Landlord with respect thereto. Tenant shall not do or permit anything to be done in or about the Premises and/or the Common Areas which will in any way obstruct or interfere with the rights of other tenants or occupants of the Common Areas or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit a nuisance in, on or about the Premises and/or the Common Areas. Tenant shall comply with all covenants and obligations in the CC&R’s which affect the use and operation of the Premises and/or the Common Areas.

10.2 Hazardous Materials.

(a) Defined Terms.

(i) “Hazardous Materials” means, among other things, any of the following, in any amount: (a) any petroleum or petroleum derived or derivative product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls and medical wastes; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation or court decisions now existing or hereafter existing as the same may be interpreted by government offices and agencies.

(ii) “Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations or court decisions now existing or hereafter existing that control, classify, regulate, list or define Hazardous Materials or require remediation of Hazardous Materials contamination.

(b) Compliance with Hazardous Materials Laws. Tenant will not cause any Hazardous Material to be brought upon, kept, generated or used on the Building or Common Areas in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law; provided, however, in no event shall Tenant allow any Hazardous Material to be brought upon, kept, generated or used on the Building or Common Areas other than those Hazardous Materials for which Tenant has received Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (other than small quantities of cleaning or other/industrial supplies as are customarily used by a tenant in the ordinary course in a general office facility). Landlord hereby consents to Tenant’s use of those Hazardous Materials listed on the attached Exhibit C. Tenant, at its sole cost and expense, will comply with (and obtain all permits required under) all Hazardous Materials Laws, groundwater wellhead protection laws, storm water management laws, fire protection provisions, and prudent industry practice relating to the presence, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Building or Common Areas that Tenant brings upon, keeps, generates or uses on the Building or Common Areas (including, without limitation, but subject to this Section 10.2, immediate remediation of any Hazardous Materials in, on, under or about the Building or Common Areas that Tenant brings upon, keeps, generates or uses on the Building or Common Areas in compliance with Hazardous Materials Laws) and in no event shall Tenant allow any liens or encumbrances pertaining to Tenant’s use of Hazardous Materials to attach to any portion of the Building or Common Areas. On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Building or Common Areas (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Building or Common Areas. Except to the extent required by Hazardous Materials Laws, Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Building or Common Areas, nor enter into (or commence negotiations with respect to) any settlement agreement, consent decree or other compromise with respect to any claims relating to or in any way connected with Hazardous Materials in, on, under or about the Building or Common Areas, without first notifying Landlord of Tenant’s intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord’s interest in the Building or Common Areas. Subject to the confidentiality and accompaniment provisions in Section 8.5, Landlord shall have the right from time to time to inspect the Premises to determine if Tenant is in compliance with this Section 10.2.

(c) Notice of Actions. Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Building or Common Areas that result from or in any way relate to Tenant’s use of the Building or Common Areas immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Building or Common Areas or Tenant’s use of the Building or Common Areas. Upon Landlord’s written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises. All such documentation will list Tenant or its agent as a responsible party and the generator of such Hazardous Materials and will not attribute responsibility for any such Hazardous Materials to Landlord or Landlord’s property manager.

(d) Disclosure and Warning Obligations. Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant’s use of the Premises or Common Areas are Tenant’s sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

(e) Indemnification. Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord and Landlord’s agents, employees and contractors for, from and against any and all claims, liabilities, damages, losses, costs and expenses whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, , disposal, release or management of Hazardous Materials in, on, under, upon or from the Building or Common Areas (including water tables and atmosphere) that Tenant brings upon, keeps, generates or uses on the Building or Common Areas. Tenant’s obligations under this Section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, clean-up, detoxification or decontamination of the Building or Common Areas; (b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; (c) the value of any loss of use and any diminution in value of the Building of Common Areas, and (d) consultants’ fees, experts’ fees and response costs. The Tenant’s obligations under this section survive the expiration or earlier termination of this Lease.

(f) Hazardous Materials Representation by Landlord. Landlord represents to Tenant that, to its actual knowledge and except as Landlord has previously disclosed to Tenant, Landlord has not caused the generation, storage or release of Hazardous Materials upon the Premises, except in accordance with Hazardous Materials Laws and prudent industry practices regarding construction of the Premises.

(g) Landlord Indemnity. Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant), protect and hold harmless the Tenant and Tenant’s agents, employees and contractors for, from and against any and all claims, liabilities, damages, losses, costs and expenses whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence of Hazardous Materials in violation of Hazardous Materials Laws on, under, upon or from the Building or Common Areas to the extent such Hazardous Materials are present on the Premises as of the date Tenant receives possession of the Premises.

(h) Environmental Site Assessments. Subject to the confidentiality and accompaniment provisions in Section 8.5, Landlord shall have the right at any time during the term of this Lease (and without prior notice to Tenant) to obtain an environmental site assessment of the Premises. If such environmental site assessment discloses any breach by Tenant of any provision of Section 10.2, Tenant shall immediately reimburse Landlord for the cost of such environmental site assessment and comply with the provisions of this Section 10.2.

10.3 Signs. Subject to Tenant obtaining all applicable governmental approvals and Landlord’s approval (which approval shall not be unreasonably withheld), Tenant shall have the right to install a sign bearing Tenant’s name and logo on the exterior of the Building in a location mutually acceptable to Landlord and Tenant. Such exterior building sign shall be installed and removed at Tenant’s sole cost and expense. In addition, Landlord shall provide Tenant, at Landlord’ sole cost and expense, a building standard exterior entrance sign for the Building. Except as otherwise provided in this Section 10.3, Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering, or direction on any part of the outside of the Building or visible from the outside of the Premises or the Building, except as first approved by Landlord or as may be set forth in the Tenant Improvement Plans.

10.4 Satellite Dish.

Subject to Tenant’s compliance with the CC&Rs and all applicable governmental requirements, Landlord hereby grants the Tenant a license to use a portion of the roof of the Building in a location to be reasonably determined by Landlord to install a satellite dish (the “Dish”) and the right to run connecting lines to the Dish from the Premises (the Dish and such connecting lines and equipment are herein referred to as the “Equipment”) provide Tenant complies with the following:

(a) Tenant shall not install or reinstall the Equipment or do anything in such a manner that would void Landlord’s roof warranty or otherwise damage the roof. The plans and specifications for, and the method of installation of, all the Equipment shall be approved by Landlord in writing prior to any installation, such approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall be responsible for any damage to the roof or conduit systems as a result of Tenant’s installation, maintenance and/or removal of the Equipment. The location of the Dish and the other Equipment shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) Tenant, at Tenant’s sole expense, shall comply with all laws regarding the installation, construction, operation, maintenance, repair, and removal of the Equipment and shall be solely responsible for obtaining and maintaining in force all permits, licenses and approvals necessary for the foregoing. If necessary, Tenant shall provide effective sound and vibration barriers as reasonably required by Landlord. Tenant shall install and operate the Equipment in such a way that it does not interfere in any manner with equipment or communications systems of other tenants of the Project.

(c) Tenant shall be responsible for and promptly pay when due all taxes, assessments, charges, fees and other governmental impositions levied or assessed by a governmental authority on the Equipment or based on the operation thereof.

(d) Tenant shall not use or allow use of the Equipment, for consideration or otherwise, for the benefit of other person or entity that is not an occupant of the Premises.

(e) Tenant shall screen and repaint the Equipment as may from time to time be reasonably required by Landlord and Tenant shall maintain the Equipment in good condition and repair, at Tenant’s cost and expense.

(f) The Equipment shall comply with all non-interference rules of the Federal Communications Commission. Anything to the contrary contained herein notwithstanding, if, during the Lease Term, as such Term may be extended, Landlord, in its reasonable judgment, believes that any of the Equipment poses a human health or environmental hazard and Landlord retains a qualified expert in such matters to review the situation and such expert concurs with Landlord’s judgment, and such situation cannot be remediated or has not been remediated within ten (10) days after Tenant has been notified thereof, then Tenant shall immediately cease all operations of the applicable Equipment until such situation is remedied. Tenant shall indemnify, defend (by counsel acceptable to Landlord) and hold harmless Landlord from any and all claims, demands, liabilities, damages, judgments, costs and expenses (including attorneys’ fees) Landlord may suffer or incur arising out of or related to the installation, use, operation, maintenance, replacement and/or removal of the Equipment or any portion thereof.

(g) Landlord shall have no responsibility or liability whatsoever relating to: (i) maintenance or repair of the Equipment; (ii) damage to the Equipment, unless caused by Landlord’s intentional or grossly negligent acts; (iii) damage to persons or property relating to the Equipment or the operation thereof; or (iv) interference with use of the Equipment arising out of utility interruption. Tenant acknowledges that Landlord shall have no obligation whatsoever to improve, maintain or repair the area in which the Equipment will be installed.

(h) Tenant shall, at Tenant’s sole expense, remove the Dish and such other portions of the Equipment as Landlord may designate, and restore the affected areas to their condition prior to installation of the Equipment in such a manner so as not to invalidate or limit Landlord’s roof warranty no later than thirty (30) days after expiration or earlier termination of the Lease.

(i) The covenants, obligations and indemnities of Tenant under this paragraph survive expiration or earlier termination of this Lease for any reason.

ARTICLE XI: DAMAGE AND DESTRUCTION

11.1 Reconstruction. If the Building is damaged or destroyed during the Term, Landlord shall, except as hereinafter provided, diligently repair or rebuild it to substantially the condition in which it existed immediately prior to such damage or destruction. If Landlord is obligated or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration of only those portions of the Premises which were initially provided at Landlord’s expense or as part of the original installation made or paid for by Landlord for Tenant and the repair and/or restoration of other items within the Premises shall be the obligation of the Tenant; provided that Landlord shall not be responsible for restoring Tenant’s furniture, fittings, installations, cabling, fixtures and personal property.

11.2 Rent Abatement. Rent due and payable hereunder shall be abated proportionately during any period in which, by reason of any such damage or destruction, there is substantial interference with the operation of Tenant’s business in the Premises. Such abatement shall continue for the period commencing with such damage or destruction and ending with a substantial completion by Landlord of the work of repair or reconstruction which Landlord is obligated or undertakes to do. If it be determined that continuation of business is not practical pending reconstruction, and if Landlord does not elect to or is unable to provide alternative temporary space for continuation of such business reasonably acceptable to Tenant, then Rent due and payable hereunder shall abate, until reconstruction is substantially completed or until business is resumed in all material respects, whichever is the earlier. Tenant shall not be entitled to any claim, compensation or damages for loss in the use in the whole or any part of the Premises (including loss of business) and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

11.3 Excessive Damage or Destruction. If the Building is damaged or destroyed to the extent that it cannot within Landlord’s reasonable discretion, with reasonable diligence, be fully repaired or restored by Landlord (including all Tenant Improvements other than property owned by Tenant, including, without limitation, Tenant’s furniture, fittings, installations, cabling, fixtures and personal property) within the earlier of (i) two hundred seventy (270) days after the date of the damage or destruction, or (ii) the expiration of the Term hereof, Landlord shall notify Tenant of the date Landlord anticipates that such repairs will be complete (the “Maximum Restoration Period”) within thirty (30) days of the date of the damage or destruction; provided, that if Landlord is legally prohibited from having access to the Building after such damage or destruction, such thirty (30) day period shall be tolled one day for each date that Landlord is legally prohibited from accessing the Building. Within thirty (30) days of such notice, either Landlord or Tenant may terminate this Lease by written notice to the other. If this Lease is not so terminated, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible and if Landlord contemplates that such repairs will be completed within two hundred seventy (270) days of the date of the damage or destruction, Tenant may request in writing that Landlord notify Tenant of the anticipated length of the Maximum Restoration Period. If at any time after Landlord has commenced repairs on the Building, Landlord forms a good faith belief that Landlord will not be able to complete the repairs within the Maximum Restoration Period, Landlord shall send Tenant a notice estimating the additional period beyond the Maximum Restoration Period that will be necessary to complete repairs. If such additional period exceeds thirty (30) days beyond the end of the Maximum Restoration Period, then Tenant shall have, for a period of ten (10) calendar days after such notice, the right to elect to terminate this Lease by delivering written notice to Landlord. If Tenant elects to terminate, this Lease shall terminate as of the date of Tenant’s notice. If Tenant does not timely elect to terminate, this Lease shall remain in full force and effect, and Landlord shall complete repairs as soon as reasonably practicable.

11.4 Uninsured Casualty. Notwithstanding anything contained herein to the contrary, in the event of damage to or destruction of all or any portion of the Building, which damage or destruction is not fully covered by the insurance proceeds received by Landlord under the insurance policies required under Section 7.1 hereinabove, Landlord may terminate this Lease by written notice to Tenant given within thirty (30) days of the date of the damage or destruction; provided, that if Landlord is legally prohibited from having access to the Building after such damage or destruction, such thirty (30) day period shall be tolled one day for each date that Landlord is legally prohibited from accessing the Building. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect and the Building shall be repaired and rebuilt in accordance with the provisions for repair set forth in Section 11.1 hereinabove.

11.5 Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article XI, and to the extent permitted by law, Tenant hereby waives any rights to terminate this Lease pursuant to rights otherwise accorded by law to tenants, except as expressly otherwise provided herein.

11.6 Mortgagee’s Right. Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Building requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made. Upon any termination of this Lease under the provisions hereof, the parties shall be released without further obligation to the other from date possession of the Premises is surrendered to Landlord, except for items which are theretofore accrued and are then unpaid.

11.7 Damage Near End of Term. Notwithstanding anything to the contrary contained in this Article XI, in the event the Premises or the Building are subject to excessive damage (as defined in Section 11.3) during the last twenty-four (24) months of the Term or any applicable extension periods, Landlord or Tenant may elect to terminate this Lease by written notice to the other within thirty (30) days after the date of such damage.

ARTICLE XII: EMINENT DOMAIN

In the event the whole of the Building and/or Common Areas, as the case may be, and/or such part thereof as shall substantially interfere with Tenant’s use and occupation thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or is sold in lieu of or to prevent such taking, or if any access points to adjoining streets, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or is sold in lieu of or to prevent such taking so as to have a substantial adverse affect on the ability of Tenant to conduct Tenant’s business operations in the Premises, then Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Except as provided below, Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant in the Premises. Nothing contained in this Article XII shall be deemed to give Landlord any interest in any separate award made to Tenant for the taking of personal property and fixtures belonging to Tenant, for Tenant’s moving expenses or for any improvements installed by Tenant at Tenant’s sole cost and expense. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant’s business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall promptly proceed to restore the Building and Common Areas to substantially their same condition prior to such partial taking less the portion thereof lost in such condemnation, and the Base Rent shall be proportionately reduced by the time during which, and the portion of the Premises which, Tenant shall have been deprived of possession on account of said taking and restoration.

ARTICLE XIII: DEFAULT

13.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” on the part of the Tenant with or without notice from Landlord:

(a) Tenant shall fail to pay on or before the due date any installment of Rent or other payment required pursuant to this within three (3) business days of the date notice is sent to Tenant that such Rent or other payment is past due;

(b) Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of Rent or other sums of money due hereunder, and such failure is not cured within ten (10) days after written notice thereof to Tenant (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises); provided that if the nature of such cure is such that a longer cure period is reasonably necessary, Tenant shall only be in default if Tenant shall have failed to commence such cure within said ten (10) day period and thereafter to have diligently prosecuted such cure to completion;

(c) Tenant shall file a petition or be adjudged a debtor or bankrupt or insolvent under the United States Bankruptcy Code, as amended, or any similar law or statute of the United States or any State; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and such appointment or petition, if involuntary, is not dismissed within sixty (60) days of filing; or

(d) Tenant shall make an assignment for the benefit of creditors.

13.2 Remedies.

(a) Upon the occurrence of any Event of Default set forth in this Lease, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. Notwithstanding anything to the contrary in this Section 13.2(a): (A) Landlord shall mitigate Landlord’s damages to the extent required by Oregon law, (B) Tenant shall not be obligated to pay Landlord more than the amounts Tenant is required to pay Landlord under Oregon law, and (C) except of Landlord’s attorneys’ fees, Tenant shall not be obligated to pay Landlord more than the amounts that Tenant would have been required to pay under this Lease had Tenant not defaulted under this Lease and had timely paid Landlord all amounts that are due and payable under this Lease as and when such payments were due and payable. Subject to the foregoing limits, in the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (i) any unpaid rent which as been earned at the time of such termination plus interest at the rates contemplated by this Lease; plus (ii) the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided plus interest at the rates contemplated by this Lease; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) the unamortized balance of the value of the Free Rent as determined below, the unamortized balance of the Improvement Allowance as determined below, commissions and any other monetary concessions provided to Tenant pursuant to this Lease, as amortized over the initial Term of this Lease; plus (v) any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant’s failure to perform Tenant’s obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, costs to restore the Premises to good condition, to remodel, renovate or otherwise prepare the Premises, or portions thereof, for a new tenant, leasing commissions, marketing expenses, attorneys’ fees, and free rent, moving allowances and other types of leasing concessions. As used in Subsections 13.2(a) (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The unamortized portion of the Free Rent shall be determined by multiplying the total amount of Free Rent which was abated by a fraction, the numerator of which is the number of months remaining in the Term of this Lease at the time of the termination of this Lease and the denominator of which is the number of months during the Term of this Lease that Tenant is obligated to pay monthly Base Rent. The unamortized portion of the Improvement Allowance shall be determined in accordance with the following formula:

Amortization Formula:

U = A x (RM ÷ LM)

WHERE:

U = Unamortized portion of Improvement Allowance.

A = Amount of Improvement Allowance plus simple interest at 12% per annum from the date of this Lease until the date of termination.

LM = Total Months during the initial Lease Term that Tenant is obligated to pay monthly Base Rent.

AND:

RM = Remaining Months to the end of the initial Lease Term.

(b) In the event of any such default by Tenant, Landlord shall also have the right with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 13.2(b) shall be construed as an acceptance of a surrender of the Premises or an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(c) In the event Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for the Term of this Lease on terms and conditions as Landlord at its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

(d) In the event that Landlord shall elect to so relet, the rents received by Landlord from such reletting shall be applied: first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second to the payment of any costs of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residual, if any, shall be held by Landlord and applied to payment of future Rent as the same shall become due and payable hereunder. Should that portion of such rents received from such reletting during the month which is applied to the payment of Rent be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as is certain, any of the costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rents received from such reletting.

(e) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

13.3 Landlord’s Default. Landlord shall not be in default unless Landlord fails to perform its obligations under this Lease within thirty (30) days after written notice by Tenant, or if such failure is not reasonably capable of being cured within such thirty (30) day period, Landlord shall not be in default unless Landlord has failed to commence the cure within such thirty (30) day period and thereafter diligently pursue the cure to completion. In no event shall Tenant have the remedy to terminate this Lease (except as otherwise expressly provided in this Lease) except upon final adjudication of competent jurisdiction authorizing such default. In no event shall Landlord be liable to Tenant or any person claiming through or under Tenant for consequential, exemplary or punitive damages. Except in connection with Tenant’s holdover of possession of the Premises without Landlord’s prior written consent after the expiration or sooner termination of this Lease, Tenant shall not be liable to Landlord or any person claiming through or under Landlord for consequential, exemplary or punitive damages.

ARTICLE XIV: FILING OF PETITION

Landlord and Tenant (as either debtor or debtor-in-possession) agree that if a petition (“Petition”) is filed by or against Tenant under any chapter of Title 11 of the United States Code (the “Bankruptcy Code”), the following provisions shall apply:

(a) Adequate protection for Tenant’s obligations accruing after filing of the Petition and before this Lease is rejected or assumed shall be provided within 15 days after filing in the form of a security deposit equal to three months’ Base Rent and Additional Rent and other Lease charges, to be held by the court or an escrow agent approved by Landlord and the court.

(b) The sum of all amounts payable by Tenant to Landlord under this Lease constitutes reasonable compensation for the occupancy of the Premises by Tenant.

(c) Tenant or Trustee shall give Landlord at least 30 days written notice of any abandonment of the Premises or any proceeding relating to administrative claims. If Tenant abandons without notice, Tenant or Trustee shall stipulate to entry of an order for relief from stay to permit Landlord to reenter and relet the Premises.

(d) If Tenant failed to timely and fully perform any of its obligations under this Lease before the filing of the Petition, whether or not Landlord has given Tenant written notice of that failure and whether or not any time period for cure expired before the filing of the Petition, Tenant shall be deemed to have been in default on the date the Petition was filed for all purposes under the Bankruptcy Code.

(e) For the purposes of Section 365(b)(1) of the Bankruptcy Code, prompt cure of defaults shall mean cure within 30 days after assumption.

(f) For the purposes of Section 365(b)(1) and 365(f)(2) of the Bankruptcy Code, adequate assurance of future performance of this Lease by Tenant, Trustee or any proposed assignee will require that Tenant, Trustee or the proposed assignee deposit three months of Base Rent and Additional Rent into an escrow fund (to be held by the court or an escrow agent approved by Landlord and the court) as security for such future performance.

In addition, if this Lease is to be assigned, adequate assurance of future performance by the proposed assignee shall require that: (i) the assignee have a tangible net worth not less than the net worth of Tenant as of the Commencement Date or that such assignee’s performance be unconditionally guaranteed by a person or entity that has a tangible net worth not less than the net worth of Tenant as of the Commencement Date; (ii) the assignee demonstrate that it possesses a history of success in operating a business of similar size and complexity in a similar market as Tenant’s business; and (iii) assignee assume in writing all of Tenant’s obligations relating to the Premises or this Lease.

(g) If Tenant or Trustee intends to assume and/or assign this Lease, Tenant or Trustee shall provide Landlord with 30 days written notice of the proposed action, separate from and in addition to any notice provided to all creditors. Notice of a proposed assumption shall state the assurance of prompt cure, compensation for loss and assurance of future performance to be provided to Landlord. Notice of a proposed assignment shall state: (i) the name, address, and federal tax identification and registration numbers of the proposed assignee; (ii) all of the terms and conditions of the proposed assignment, and (iii) the assignee’s proposed adequate assurance of future performance to be provided to Landlord.

(h) If Tenant is in default under this Lease when the Petition is filed, Landlord shall not be required to provide Tenant or Trustee with services or supplies under this Lease or otherwise before Tenant assumes this Lease, unless Tenant compensates Landlord for such services and supplies in advance.

ARTICLE XV: ASSIGNMENT AND SUBLETTING

15.1 Prohibition. Tenant shall not assign, mortgage, pledge or otherwise transfer or encumber this Lease, in whole or in part, nor sublet, assign, or permit occupancy by any party other than Tenant of all or any part of the Premises, without the prior written consent of Landlord in each instance which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall at the time the Tenant requests the consent of Landlord, deliver to Landlord such information in writing as Landlord may reasonably require respecting the proposed assignee or subtenant including, without limitation, the name, address, nature of business, ownership, financial statements of such proposed assignee or subtenant. If Landlord receives information from Tenant regarding a proposed assignee or sublessee and Landlord determines that Landlord needs additional information, Landlord shall promptly notify of the information that Landlord requires from Tenant. Landlord shall have not more than fifteen (15) business days after receipt of all required information to elect one of the following: (a) consent to such proposed assignment, encumbrance or sublease, or (b) refuse such consent, or (c) elect to terminate this Lease, in the case of a proposed assignment, or elect to terminate the Lease with respect to the portion of the Premises proposed to be subleased, as applicable. In addition, as a condition to Landlord’s consent to any assignment, sublease or encumbrance of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or encumbrance and an agreement executed by the assignee, sublessee or other transferee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by the terms and provisions of this Lease and perform all the obligations of Tenant hereunder with respect to the assigned or subleased portion of the Premises. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant’s obligation to pay Base Rent and Additional Rent hereunder. Any purported assignment or subletting contrary to the provisions hereof without consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment of subletting. Tenant’s sole remedy for Landlord’s refusal to consent to a proposed assignee or sublessee of Tenant will be an action or proceeding for specific performance, injunction or declaratory relief. Tenant shall pay Landlord’s reasonable processing costs and attorneys’ fees incurred in reviewing any proposed Assignment or sublease. Notwithstanding anything to the contrary in this Section 15.1 and so long as Tenant provides Landlord with not less than fifteen (15) days prior written notice, no prior written consent of Landlord shall be required for any assignment or sublease with (collectively, a “Permitted Transferee”): (i) a corporation or other entity into or with which Tenant is merged, reorganized or consolidated or with an entity to which all or substantially all of Tenant’s assets are transferred, provided (x) such merger, reorganization, consolidation or transfer of assets is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (y) the assignee or successor entity has a net worth (determined in accordance with generally accepted accounting principles consistently applied) at least equal to or in excess of the net worth of Tenant immediately prior to such merger, consolidation, reorganization or transfer and Landlord has been provided with reasonable proof thereof prior to such transaction or (ii) any entity which is a parent, subsidiary or affiliate of Tenant. As used herein, the term “affiliate” means an entity controlled by, controlling or under common control with Tenant. For the purposes of this Section 15.1, “control” means either direct ownership of not less than 51% of the voting control of such entity.

15.2 Excess Rental. If pursuant to any assignment or sublease, Tenant receives rent, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or in the case of this sublease of a portion of the Premises in excess of such Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord, as Additional Rent hereunder, fifty percent (50%) of the excess of each such payment of rent received by Tenant after its receipt (less marketing costs, attorneys’ fees, tenant improvement costs and brokerage commissions, if any, reasonably incurred by Tenant to procure the sublease or assignment).

15.3 Scope. The prohibition against assigning or subletting contained in this Article XV shall be construed to include a prohibition against any assignment or subletting by operation of law other than to a Permitted Transferee. If this Lease be assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the immediately preceding paragraph, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

15.4 Waiver. Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee or failure of Landlord to take action against any assignee or sublease, Tenant hereby agrees that Landlord may, at its option, and upon not less than ten (10) days’ notice to Tenant, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

15.5 Change in Control. If Tenant is a partnership or limited liability company, a withdrawal of or change in general partners or members, in one or more transfers, owning more than a fifty percent (50%) interest in the partnership, shall constitute a voluntary assignment and shall be subject to the provisions of this Article XV. If the Tenant is a corporation, a transfer of fifty percent (50%) or more of the corporation’s stock or assets in one or more transfers to a single party and/or its affiliates, or a change in the control of such company pursuant to a merger, consolidation, sale of assets or otherwise, shall be deemed for the purposes hereof to be an assignment of this Lease, and shall be subject to the provisions of this Article XV.

ARTICLE XVI: ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION

16.1 Estoppel Certificates. Within ten (10) business days after request therefor by Landlord, or if on any sale, assignment or hypothecation by Landlord of Landlord’s interest in the Premises, or any part thereof, an estoppel certificate shall be required from Tenant, Tenant shall deliver a certificate in the form attached hereto as Exhibit G, or in such other form as reasonably requested by Landlord, to any proposed mortgagee or purchaser, and to Landlord, certifying (if such be the case) that this Lease is in full force and effect, the date of Tenant’s most recent payment of Rent, and that Tenant has no defenses or offsets outstanding, or stating those claimed by Tenant, and any other information contained in such Exhibit G or reasonably requested by Landlord or such proposed mortgagee or purchaser. Tenant’s failure to deliver said statement within said period shall, at Landlord’s option be an Event of Default hereunder and shall in any event be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord’s performance and Tenant has no right to offset, counterclaim or deduction against Rent hereunder; and (iii) no more than one period’s Base Rent has been paid in advance.

16.2 Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust made by Landlord, its successors or assigns, encumbering the Building, or any part thereof or in the event of termination of a ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease; provided, that such purchaser recognizes Tenant’s rights under this Lease and agrees not to disturb Tenant’s quiet possession of the Premises for so long as Tenant is not in default hereunder.

16.3 Subordination. The rights of Tenant hereunder are and shall be, at the election of any mortgagee or the beneficiary of a deed of trust encumbering the Building, subject and subordinate to the lien of such mortgage or deed of trust, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Building, and to all advances made or hereafter to be made upon the security thereof. With respect to the beneficiary of the deed of trust encumbering the Building as of the date hereof, Landlord shall cause, at Landlord’s sole cost and expense, such beneficiary to execute a subordination, non-disturbance and attornment agreement with Tenant in the form attached hereto as Exhibit H. If requested with respect to future financings, Tenant agrees to execute such documentation as may be required by Landlord or its lender to further effect the provisions of this Article. Notwithstanding anything to the contrary contained in this Lease, this Lease shall not be subordinate to any future mortgage(s), trustees under a deed of trust, or to ground lease(s), if any, until with respect to any such mortgage(s), deed of trust and/or ground lease(s) there shall have been delivered to Tenant a non-disturbance agreement in which it is agreed that Tenant’s possession of the Premises will not be disturbed so long as Tenant is not in default under this Lease beyond any period given to cure such default, which agreement shall be substantially in the form attached as Exhibit H (but subject to such changes as reasonably be required by such mortgagee or beneficiary so long as such changes do not materially diminish Tenant’s rights under this Lease) and shall be executed by Tenant within fifteen (15) days of request therefor.

16.4 Recording. Tenant covenants and agrees with Landlord that Tenant shall not record this Lease or any memorandum thereof without Landlord’s prior written consent. Notwithstanding the provisions of Section 16.3, in the event that Landlord or its lender requires this Lease or a memorandum thereof to be recorded in priority to any mortgage, deed of trust or other encumbrance which may now or at any time hereafter affect in whole or in part the Building, and whether or not any such mortgage, deed of trust or other encumbrance shall affect only the Building, or shall be a blanket mortgage, deed of trust or encumbrance affecting other premises as well, the Tenant covenants and agrees with Landlord that the Tenant shall execute promptly upon request from Landlord any reasonable certificate, priority agreement or other instrument which may from time to time be requested to give effect thereto.

ARTICLE XVII: MISCELLANEOUS

17.1 Notices. All notices required to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery or nationally recognized courier service, to the appropriate address indicated in Section 1.1(b) or Section 1.1(e), as appropriate, at such street address or street addresses (but not more than three such addresses) as either Landlord or Tenant may, from time to time, respectively, designate in a written notice given to the other. Notices shall be deemed sufficiently served upon the earlier of actual receipt or the expiration of three (3) days after the date of mailing thereof.

17.2 Successors Bound. This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective assignees, subject to the provisions hereof. Whenever in this Lease a reference is made to Landlord, such reference shall be deemed to refer to the person in whom the interest of Landlord shall be vested, and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Building. Any successor or assignee of the Tenant who accepts an assignment of the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing herein contained shall be deemed in any manner to give a right of assignment without the prior written consent of Landlord pursuant to, or otherwise as provided in, Article XV hereof.

17.3 Waiver. No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver and said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

17.4 Intentionally Deleted.

17.5 Intentionally Deleted.

17.6 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

17.7 Limitation of Landlord’s Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, members, employees or shareholders of Landlord or its partners, and Tenant shall look solely to the Premises, and the rents and profits therefrom, for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, directors, officers, members, employees or shareholders of Landlord or its partners or any of their personal assets for such satisfaction.

17.8 Survival. The obligations and liabilities of each party which are incurred or accrue prior to the expiration of this Lease or the termination of this Lease or of Tenant’s right of possession shall survive such expiration or termination, as shall all provisions by which a party is to provide defense and indemnity to the other party, all provisions waiving or limiting the liability of Landlord, and all attorneys’ fees provisions.

17.9 Attorneys’ Fees. In the event either party requires the services of an attorney in connection with enforcing or interpreting the terms of this Lease or in the event suit is brought for the recovery of any Rent due under this Lease or the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord and/or eviction of Tenant during the Term of this Lease, or after the expiration thereof, the substantially prevailing party will be entitled to a reasonable sum for attorneys’ fees, witness fees and other court costs, both at trial and on appeal or other proceeding.

17.10 Captions and Article Numbers. The captions, article, paragraph and section numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

17.11 Severability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17.12 Applicable Law. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the state in which the Building is located.

17.13 Submission of Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. Until this Lease is executed and delivered, no act or omission of any officer, employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof. Once Tenant has submitted an executed original of this Lease to Landlord, Landlord shall have five (5) business days to countersign and return a fully executed original of this Lease to Tenant. Failure by Landlord to timely countersign and return a fully executed original of this Lease to Tenant shall entitle Tenant to terminate this Lease at any time after such five (5) business day period until Landlord delivers a fully executed original of this Lease to Tenant.

17.14 Holding Over. Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease without Landlord’s prior written consent, such holding over shall constitute and be construed as tenancy at sufferance only, at a monthly rent equal to one hundred fifty percent (150%) of the Base Rent owed during the final month of the Term of this Lease and otherwise upon the terms and conditions in the Lease, so far as applicable. Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease with Landlord’s prior written consent, such holding over shall constitute and be construed as a tenancy from month to month only, at a fair market monthly rent as agreed by Landlord and Tenant and otherwise upon the terms and conditions of this Lease, so far as applicable. The acceptance by Landlord of Rent after such expiration or early termination shall not result in a renewal or extension of this Lease. The foregoing provisions of this Section 17.14 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises on the expiration of this Lease and/or to remove all Tenant’s fixture and/or personal property pursuant to Section 9.1 hereof, Tenant shall indemnify and hold Landlord harmless for, from and against all claims, damages, loss or liability, including without limitation, any claim made by any succeeding tenant resulting from such failure to surrender by Tenant and any attorneys’ fees and costs incurred by Landlord with respect to any such claim.

17.15 Rules and Regulations. At all times during the Term, Tenant shall comply with Rules and Regulations for the Building, as set forth in Exhibit I attached hereto, together with such amendments thereto as Landlord may from time to time reasonably adopt and enforce in a non-discriminatory fashion.

17.16 Intentionally Deleted.

17.17 No Nuisance. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disrupt any other tenant or Landlord in its operation of the Building.

17.18 Broker; Agency Disclosure.

(a) Each of Tenant and Landlord warrant that it has had no discussions, negotiations and/or other dealings with any real estate broker or agent in connection with the negotiation of this Lease other than the Broker(s) identified in Section 1.1(r) (“Brokers”), and that it knows of no other real estate broker or agent who is or may be entitled to any commission or finder’s fee in connection with this Lease. Landlord shall pay Brokers a commission pursuant to separate agreements. Brokers shall be obligated to pay any co-brokers a portion of the commission received by such Broker. Each Tenant and Landlord agrees to indemnify the other and hold the other harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of such party’s discussions, negotiations and/or dealings with any real estate broker or agent. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing to Hume Meyers Tenant Counsel and Lindsay Jordan. This Section 17.18 is not intended to benefit any third parties and shall not be deemed to give any rights to brokers or finders. No commission(s) or finders fee(s) shall be paid to Tenant, employee(s) of Tenant or any unlicensed representative of Tenant.

(b) At the signing of this Lease the Landlord’s Broker represented ☒ Landlord, ☐ Tenant or ☐ both Landlord and Tenant. At the signing of this Lease Tenant’s Broker represented ☐ Landlord, ☒ Tenant or ☐ both Landlord and Tenant.

17.19 Landlord’s Right to Perform. Upon Tenant’s failure to perform any obligation of Tenant hereunder after notice from Landlord pursuant to Section 13.1 above, including without limitation, payment of Tenant’s insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc., Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties. Tenant shall reimburse Landlord the reasonable cost of Landlord’s performing such obligation on Tenant’s behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the Default Rate, as Additional Rent.

17.20 Assignment by Landlord. In the event of a sale, conveyance, or other transfer by Landlord of the Building, or in the event of an assignment of this Lease by Landlord, the same shall operate to release Landlord from any further liability upon any of the covenants or conditions, express or implied, herein contained on the part of Landlord, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising out of this Lease from and after the effective date of said release. In such event, Tenant agrees to look solely to the successor in interest of transferor. If any Security Deposit is given by Tenant to secure performance of Tenant’s covenants hereunder, Landlord shall transfer such Security Deposit to any purchaser and thereupon Landlord shall be discharged from any further liability in reference thereto. Notwithstanding anything in this Lease to the contrary, however, (i) in no event shall Landlord’s lender, who may have succeeded to the interest of Landlord by foreclosure, deed in lieu of foreclosure, or any other means, have any liability for any obligation of Landlord to protect, defend, indemnify or hold harmless Tenant or any other person or entity except for those matters arising from the lender’s breach of the terms of this Lease after the date of such foreclosure, deed in lieu of foreclosure or any other means, and (ii) such succeeding lender shall have no liability for any representations or warranties of the Landlord contained herein except for those matters arising from the lender’s breach of the terms of this Lease after the date of such foreclosure, deed in lieu of foreclosure or any other means.

17.21 Entire Agreement. This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Building, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth. No subsequent alteration, amendment, change or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

17.22 Financial Statements. At Landlord’s request, Tenant shall provide Landlord with current annual audited financial statements and quarterly unaudited financial statements (all such statements shall be prepared in compliance with GAAP standards) setting forth Tenant’s financial condition; provided that this requirement shall not apply if Tenant is a corporation whose stock is traded on a nationally recognized public securities exchange.

17.23 Consents. Whenever the approval or consent of Landlord or Tenant is required under the terms of this Lease, such consent shall not be unreasonably withheld, conditioned or delayed unless a different standard of approval is specifically set forth in the particular Section containing that particular consent requirement.

17.24 Conditions. Landlord’s obligations under this Lease are conditioned upon approval of this Lease by Landlord’s board of directors, which approval shall be evidenced by Landlord’s delivery to Tenant of an execution original of this Lease bearing Landlord’s signature. In the event the above condition is not met or waived, this Lease shall terminate at the election of Landlord, in which event neither party shall have any further rights or obligations hereunder.

17.25 Exhibits. Exhibits A through I are attached to this Lease after the signatures and by this reference incorporated herein.

17.26 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

17.27 Authority to Bind Landlord. The individuals signing this Lease on behalf of Landlord hereby represent and warrant that they are empowered and duly authorized to bind Landlord to this Lease.

17.28 Authority to Bind Tenant. Tenant shall, prior to Landlord’s execution of this Lease, deliver to Landlord a copy of the appropriate resolution or consent, certified by an appropriate officer of Tenant, authorizing or ratifying the execution of this Lease.

17.29 Interpretation. The parties hereto specifically acknowledge and agree that the terms of this Lease have been mutually negotiated and the parties hereby specifically waive the rule or principle of contract construction which provides that any ambiguity in any term or provision of a contract will be interpreted or resolved against the party which drafted such term or provision.

17.30 Quiet Enjoyment. Tenant, upon paying the Rent herein reserved and performing and observing all of the other terms, covenants and conditions of this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term, subject only to the terms of this Lease and the CC&Rs.

17.31 Excused Delays. Except as otherwise set forth in this Section 17.31, neither party shall have liability to the other on account of the following acts (each of which is an “Excused Delay” and jointly all of which are “Excused Delays”)” which shall include: (a) the inability to fulfill, or delay in fulfilling, any obligations under this Lease by reason of strike, lockout, other labor trouble, dispute or disturbance; (b) governmental regulation, moratorium, action, preemption or priorities or other controls or inability to obtain permits; (c) shortages of fuel, supplies or labor; (d) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water; or (e) for any other reason, whether similar or dissimilar to the above, or for act of God beyond a party’s reasonable control. If this Lease specifies a time period for performance of an obligation of a party, that time period shall be extended by the period of any delay in the party’s performance caused by any of the events of Excused Delay described herein; provided, that notwithstanding anything to the contrary above, no payment of money (whether as Base Rent, Tenant’s Share of Operating Expenses, or any other payment due under this Lease) shall be postponed, delayed or forgiven by reason of any of the foregoing events of Excused Delay. Landlord shall use commercially reasonable efforts to expeditiously obtain design review approval of Landlord’s Work from the City of Hillsboro. If Landlord is unable to obtain such approval by [February 16,] 2007, Landlord or Tenant shall have the right to terminate this Lease by written notice to the other party, which notice, to be effective, must be given prior to the date Landlord obtains design review approval of the City of Hillsboro for Landlord’s Work.

17.32 USA Patriot Act and Anti-Terrorism Laws.

(a) Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

(b) Tenant covenants with Landlord that neither Tenant nor any of its affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.

(c) At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 17.31.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

“Landlord”		“Tenant”

S/I TECHPOINTE COMMONS LLC, by Schnitzer Northwest, LLC, agent		PLANAR SYSTEMS, INC.

By:	/s/ Kellanne B. Henry	By:	/s/ John J. Ehren

Its:	Investment Director	Its:	Vice President of Global Operations

EXHIBIT A

PROJECT SITE PLAN

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EXHIBIT B

BUILDING SITE PLAN

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EXHIBIT C

APPROVED HAZARDOUS MATERIALS

Hazardous Substance	Average Amount on Site	Number of Days on Site	Intended Use

IPA (Isopropyl alcohol)	<10 Gallons	365	Point of Use cleaning of electronics
Acetone	<5 gallons	365	Point of Use cleaning of electronics
Waste Oil from	20 gallons	365	Support for Air compressors
Air Compressors

*	The Techpointe air compressors are planned to be oil-free, therefore this substance will be eliminated

LockTite	<1 gallon	365	Point of Use assembly

LockTite Activator	<1 gallon	365	Point of Use assembly
Various commercial adhesives	<1 gallon	365	Point of Use assembly

*	Commercially available products from 3M, Dow Corning, GE, etc.

Various solder flux (liquid)	<1 gallon	365	Point of Use assembly

*	Commercially available product from Kester

Various solder wick	<10 lbs	365	Point of Use assembly

*	Commercially available product from Kester

Spray Paints	<5 gallons	365	Point of Use assembly touch-up

*	Commercially available product

EXHIBIT D

LANDLORD’S WORK

At Landlord’s sole cost and expense and on a non-pass through basis, Landlord shall add one (1) new two truck dock high loading dock on the east end of the Building. Landlord shall also supply an automatic roll-up door at the new loading dock. This work is more particularly described below. In connection with such work, Landlord shall pay for all permits and fees and shall pay for all costs and expenses in connection with the relocation of any utilities, all landscaping costs and all costs to repair the Common Areas. Except as otherwise expressly provided on this Exhibit D, Landlord shall have no obligation to make any other improvements to the Premises (other than Landlord’s obligations under Section 8.1 of this Lease) and Tenant shall take possession of the Premises in its “as is” condition. Landlord shall complete the installation of the man door in item 8 below not later than April 1, 2007.

If Tenant so requests in writing, Landlord shall install such dock levelers and shelter covers as Tenant requires with respect to the Building’s loading docks; provided, that Tenant shall be responsible for all hard and soft costs and expenses in connection with the installation of such dock levelers and shelter covers to be performed by Landlord on Tenant’s behalf and Landlord shall be reimbursed for such costs out of the Improvement Allowance.

LANDLORD’S WORK CLARIFICATIONS AND ASSUMPTIONS

PLANAR LOADING DOCK

TECHPOINTE COMMONS

The following clarifications and assumptions accompany the preliminary Dock Plan. If there is inconsistency between the two documents, the Clarifications and Assumptions document supercedes the Dock Plan.

CSI Division

1	GENERAL CONDITIONS Project Management Project Supervision Project Safety Temporary Phone Company Vehicle Progressive Clean-up and Debris Removal

2	SITE WORK/DEMO
Demolish landscape for dock excavation
Relocate site utilities as necessary
Demolish storefront glass and exterior framing for roll up door and mandoor
Demolish landscape islands in lot as necessary for truck path

3	CONCRETE
Form and cast two truck bay dock and landing similar to existing Form and cast curbs for relocated landscape islands

4	MASONRY
No work this division

5	METALS
Furnish and install canopy over loading dock landing at Tenant’s expense (specification TBD)

6	WOODS AND PLASTICS Casework and Trim
No work this division

7	THERMAL AND MOISTURE PROTECTION Insulation
Replace insulation as needed at new door openings

8	DOORS AND WINDOWS HM Doors and Frames
Furnish and install man door at loading landing next to roll up

Wood Doors and Frames
No work this division

Finish Hardware
No work this division

Glazing
Replace storefront panels as necessary to accommodate roll up door and man door infills

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9	FINISHES Drywall
Patch interior drywall as necessary at roll up door and man door locations

ACT:
No work this division

Flooring:
No work this division

Paint:
Patch paint on exterior walls as necessary
Paint exterior roll up door and man door to match building standard finish

10	SPECIALTIES
Furnish and install two dock levelers at Tenant’s expense (specification TBD) Furnish and install automatic roll up door at dock landing

11	EQUIPMENT
No work this division

12	FURNISHINGS
Mo work this division

13	SPECIAL CONSTRUCTION No work this division

14	CONVEYING SYSTEMS
No work this division

15	MECHANICAL Plumbing:
Relocate irrigation lines as necessary for dock layout Permit

Fire Protection:
Relocate riser and PIV lines as necessary for dock layout
Permits

HVAC (per zoning map):
No work this division

16	ELECTRICAL
Lighting
No work this division
Coordinate with Tenant’s electrician on roll up door and dock leveler connections

EXCLUSIONS:
Security systems
Interior work other than specifically noted above
Interior protection / dust control
Overtime or off hours work
Hazardous materials identification and removal
Warranty on existing equipment
Any work not included above

Clarifications:
One year parts and labor warranty

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EXHIBIT E

OUTLINE PLANS AND SPECIFICATIONS FOR THE TENANT IMPROVEMENTS

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EXHIBIT F

LEASE CONFIRMATION

This Lease Confirmation is made                     , 20    , by                                 , a                                  (“Tenant”), who agree as follows:

1. Landlord and Tenant entered into a lease dated                     , 20    , in which Landlord leased to Tenant and Tenant leased from Landlord the premises described in Section 2.1 of said Lease (“Premises”). All capitalized terms herein are as defined in the Lease.

2. Pursuant to the Lease, Landlord and Tenant agreed to and do hereby confirm the following matters as of the Commencement of the Term:

a.                     , 20    is the Commencement Date of the Term of the Lease;

b.                     , 20    is the expiration date of the Term of the Lease;

c. The initial Base Rent under the Lease, subject to adjustments as provided in the Lease, is $            .

3. Tenant confirms that:

a. It has accepted possession of the Premises as provided in the Lease;

b. The improvements required to be furnished by Landlord under the Lease have been furnished (subject to any corrective work or punch-list items of which Tenant has notified Landlord in accordance with the Lease);

c. Landlord has fulfilled all its duties of an inducement nature (except for Free Rent, if applicable);

d. The Lease is in full force and effect and has not been modified, altered, or amended, except as follows:

; and

e. There are no setoffs or credits against Rent, and no Security Deposit or prepaid rent has been paid except as provided by the Lease.

4. The provisions of this Lease Confirmation shall inure to the benefit, or bind, as the case may require, the parties and their respective successors and assigns, subject to the restrictions on assignment and subleasing contained in the Lease.

Initials

Landlord:
Tenant:

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EXHIBIT G

ESTOPPEL CERTIFICATE

THIS CERTIFICATE is given this     day of                     , 200    , by                                 , a                                 (“Tenant”) to and for the benefit of BANK OF AMERICA, N.A., a national banking association (“Lender”) whose mailing address is Real Estate Banking Group, WA1-102-15-40, 701 Fifth Avenue, 15th Floor, P.O. Box 3686, Seattle, WA 98124.

Tenant is leasing certain premises (“Premises”) located at                                         , under a lease (“Lease”) dated                     , 200    . Lender may be making a loan (“Loan”) to                     (“Landlord”), the repayment of which will be secured by a deed of trust (the “Deed of Trust”) on the property in which the Premises are located (the “Property”). Lender will be relying upon this Certificate in connection with the Loan.

Therefore, Tenant certifies to and agrees with Lender as follows:

1.	A complete, true and accurate copy of the Lease and all amendments or modifications thereto is attached hereto as Exhibit A.

2.	To Tenant’s knowledge, the Lease is in good standing and in full force and effect and has not been modified or amended, except as follows:

.

3.	The term of the Lease commenced on , 200 , and will terminate on , 200 . Tenant has no option to extend the Lease term except as follows:

.

4.	Tenant has accepted the Premises, and to Tenant’s knowledge, Landlord has completed all construction and improvements required under the terms of the Lease to be completed by the Landlord.

5.	The Premises are comprised of square feet of space located on the floor of the improvements on the Property.

6.	Current base monthly rental under the Lease is $ which has been paid through and including , 200 . Tenant has paid Landlord a security deposit under the Lease in the amount of $ .

7.	Tenant has not received any rental concession which is or will be in effect in connection with renting the Premises and there are no offsets or credits against the payment of rent due under the Lease, except as follows or as expressly provided in the Lease: .

8.	To Tenant’s knowledge, there is no default of Landlord under the Lease nor any existing condition which upon the giving of notice or lapse of time or both would constitute a default under the Lease except as follows: .

9.	Tenant has no options or rights of first refusal with respect to renting additional space or acquiring any additional interest in the Property except as follows or as expressly provided in the Lease: .

10.	Tenant has no notice of any prior assignment, hypothecation or pledge by Landlord of the Lease or the rents due thereunder except as follows: .

11.	Tenant will not prepay the rent under the Lease for more than one month in advance.

12.	From this date until the Deed of Trust is reconveyed, if there is a default by Landlord under the Lease, Tenant shall give prompt written notice to Lender to the address set forth above and shall allow Lender a reasonable time (in no event less than thirty (30) days or any longer period set forth in the Lease) to cure or commence to cure such default.

13.	If Lender obtains possession of the Property by foreclosure or deed in lieu of foreclosure, Tenant shall attorn to Lender and recognize Lender as the landlord under the Lease for the unexpired term of the Lease. Such attornment shall be effective without Lender being (a) subject to any offsets or defenses (except as expressly set forth in the Lease), or otherwise liable, for any prior act or omission of any prior Landlord, (b) bound by any amendment, modification, or waiver of any of the provisions of the Lease, or by any separate agreement between Landlord and Tenant relating to the Premises or Property, unless any such action was taken with the prior written consent of Lender, (c) bound by any payment of rent or other monthly payment under the Lease made by Tenant more than one month in advance of the due date, or (d) bound by any option, right of first refusal, or similar right of Tenant to lease any portion of the Property (other than the Premises) or to purchase all or any portion of the Property (except as expressly set forth in the Lease). Lender’s obligations as landlord under the Lease after obtaining possession of the Property by foreclosure or deed in lieu of foreclosure shall terminate upon Lender’s subsequent transfer of its interest in the Property.

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IN WITNESS WHEREOF, Tenant has executed this Certificate as of the date first written above.

By:
Its

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Exhibit A

Copy of Lease

3

EXHIBIT H

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Bank of America, N.A.

RE Bank - Loan Administration

WA1-501-37-54

800 Fifth Avenue, 37th Floor

Seattle, WA 98104

Attn: Barbara J. Johnson

[SPACE ABOVE FOR RECORDER’S USE ONLY]

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

ARTICLE XVIII: AGREEMENT

NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) dated December __, 2006, is made among PLANAR SYSTEMS, INC., an Oregon corporation (“Tenant”), S/I TECHPOINTE COMMONS, LLC, a Washington limited liability company (“Landlord”), and BANK OF AMERICA, N.A., a national banking association (“Lender”).

Recitals

A. Lender is the owner of a Promissory Note (herein, as it may have been or may be from time to time renewed, extended, amended, supplemented, or restated, the “Note”) dated June 16, 2003, executed by Landlord payable to the order of Lender, in the principal face amount of $18,600,000, bearing interest and payable as therein provided, secured by, among other things, a Line of Credit Commercial Deed of Trust, Assignment, Security Agreement and Fixture Filing (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, the “Deed of Trust”), recorded in Washington County, Oregon, encumbering the real property (“Property”) legally described on Exhibit A attached.

B. Tenant is the tenant under a Lease Agreement between Landlord and Tenant dated December __, 2006 (herein, as it may from time to time be renewed, extended, amended or supplemented, the “Lease”), covering Building A of the Property (Building A being herein referred to as the “Premises”).

C. The term “Landlord” as used herein means the present landlord under the Lease or, if the landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

Agreement

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subordination. Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant’s right, title and interest in and to the property covered by the Lease, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior to (a) the Deed of Trust and the rights of Lender thereunder, and all right, title and interest of Lender in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of Landlord (or any prior landlord) to Lender which cover or affect the Property (the “Security Documents”). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Lender.

2. Non-Disturbance. Lender agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default):

a) Tenant’s possession of the Premises under the Lease shall not be disturbed or interfered with by Lender in the exercise of any of its foreclosure rights under the Deed of Trust, or conveyance in lieu of foreclosure, and

b) Lender will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure of the Deed of Trust.

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3. Attornment.

a) Tenant covenants and agrees that in the event of foreclosure of the Deed of Trust, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Lender if it is such purchaser or transferee, being herein called “New Owner”), Tenant shall attorn to the New Owner as, Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform; provided, however, that in no event shall the New Owner be:

i) liable for any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations accruing prior to New Owner’s actual ownership of the Property (but this provision shall not limit any liability New Owner may have under the Lease for events, circumstances or conditions accruing during New Owner’s ownership of the Property);

ii) subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord) unless Lender has received notice of Landlord’s default giving rise to such offset, defense, claim or counterclaim as required hereunder and such default is not cured within any applicable grace period or cure period;

iii) bound by any payment of rent, additional rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

iv) bound by any amendment, or modification of the Lease hereafter made, or consent or acquiescence by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted, without the written consent of Lender (but this provision is not intended to require Lender’s consent to any assignment or sublease to a “Permitted Transferee” under Section 15.1 of the Lease which does not require the consent of Landlord); or

v) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not been transferred to New Owner.

b) The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certificate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease.

4. Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Deed of Trust, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) to the best of Tenant’s knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, (f) to the best of Tenant’s knowledge, no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters as may be reasonably requested.

5. Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees as follows:

a) Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of any provision of the Lease without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. Tenant shall not prepay any rents or other sums due under the lease for more than one (1) month in advance of the due date therefor.

b) Lender, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

c) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, or give rise to any right of offset or claim for damages under the Lease, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to Lender; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Lender. Notwithstanding the foregoing; Lender shall have no duty or obligation to cure or remedy any breach or default. It is specifically agreed that Tenant shall not, as to Lender, require cure of any such default which is personal to Landlord, and therefore not susceptible to cure by Lender.

d) In the event that Lender notifies Tenant of a default under the Deed of Trust, Note, or Security Documents and demands that Tenant pay its rent and all other sums due under the Lease directly to Lender, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly

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to Lender, without offset (except as specifically permitted under the Lease), or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Deed of Trust, Security Documents or otherwise in connection with the Note, and notwithstanding any contrary instructions of or demands from Landlord.

e) Tenant shall send a copy of any notice or statement under the Lease to Lender at the same time such notice or statement is sent to Landlord if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Lease.

f) Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Deed of Trust and is hereby waived and released as against Lender and New Owner. The foregoing is not intended to impair Tenant’s right to extend the term of the Lease on the terms and conditions set out in the Lease.

g) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement and Tenant waives any requirement to the contrary in the Lease.

h) Lender and any New Owner shall have no obligation nor incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease; provided, however, that if the Lease requires the Landlord to construct any improvements on the Premises or Property, the Lease shall terminate unless (a) Lender or New Owner delivers written notice to Tenant expressly assuming such obligation within thirty (30) days after the foreclosure sale or acceptance of the deed in lieu of foreclosure, or (b) Tenant waives such obligation by delivery of written notice to Lender or New Owner within thirty (30) days after receiving notice of the foreclosure or deed in lieu of foreclosure.

i) In the event that Lender or any New Owner shall acquire title to the Premises or the Property, Lender or such New Owner shall have no obligation, nor incur any liability, beyond Lender’s or New Owner’s then equity interest, if any, in the Property or the Premises, and Tenant shall look exclusively to such equity interest of Lender or New Owner, if any, for the payment and discharge of any obligations imposed upon Lender or New Owner hereunder or under the Lease or for recovery of any judgment from Lender or New Owner, and in no event shall Lender, New Owner, or any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.

6. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and grantor under the Deed of Trust, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Lender of any of its rights under the Deed of Trust, Note, or Security Documents, nor does this Agreement in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Deed of Trust, Note, or Security Documents; (b) the provisions of the Deed of Trust, Note, or Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Lender upon receipt of a notice as set forth in Section 5(d) above from Lender and that Tenant is not obligated to inquire as to whether a default actually exists under the Deed of Trust, Security Documents or otherwise in connection with the Note. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Lender in accordance with this Agreement. Landlord represents and warrants to Lender that a true and complete copy of the Lease has been delivered by Landlord to Lender.

7. Lease Status. Landlord and Tenant certify to Lender that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease.

8. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

9. Miscellaneous.

a) This Agreement supersedes any inconsistent provision of the Lease.

b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the lien, security interest or provisions of the Deed of Trust, Note, or Security Documents.

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c) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its successors and assigns.

d) THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OREGON AND APPLICABLE UNITED STATES FEDERAL LAW EXCEPT ONLY TO THE EXTENT, IF ANY, THAT THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED NECESSARILY CONTROL.

e) The words “herein”, “hereof”, “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

f) This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

g) If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

NOTICE: THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

ADDRESS OF LENDER:	LENDER:

Bank of America, N.A. RE Bank - Loan Administration WA1-501-37-54 800 Fifth Avenue, 37th Floor Seattle, WA 98104 Attn: Barbara J. Johnson	BANK OF AMERICA, N.A.
By
Name:
Title:

ADDRESS OF TENANT:	TENANT:

PLANAR SYSTEMS, INC., an Oregon corporation

By
Attn:	Name: Title:

ADDRESS OF LANDLORD:	LANDLORD:

Attn:	S/I TECHPOINTE COMMONS, LLC, a Washington limited liability company

	By:	Greg MacDiarmid, Authorized Signatory

STATE OF OREGON	)
)ss.
COUNTY OF	)

This instrument was acknowledged before me on December     , 2006, by                          as                      of PLANAR SYSTEMS, INC., an Oregon corporation.

Name Printed:
Notary Public in and for the State of Oregon
My commission expires:

STATE OF	)
)ss.
COUNTY OF	)

This instrument was acknowledged before me on December     , 2006, by                          as                      of S/I TECHPOINTE COMMONS, LLC, a Washington limited liability company.

______________________________________

Name Printed:
Notary Public in and for the State of
My commission expires:

STATE OF	)
)ss.
COUNTY OF	)

This instrument was acknowledged before me on December     , 2006, by                          as                      of BANK OF AMERICA, N.A.

______________________________________

Name Printed:
Notary Public in and for the State of
My commission expires:

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EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

LEGAL DESCRIPTION:

PARCEL I:

Tract “A,” CORNELIUS PASS CORPORATE CENTER, in the City of Hillsboro, County of Washington and State of Oregon.

PARCEL II:

Lot 1, CORNELIUS PASS CORPORATE CENTER, in the City of Hillsboro, County of Washington and State of Oregon.

TOGETHER WITH an easement for parking as shown on the plat recorded in Plat Book 136, page 48, and an easement for sanitary sewer as shown on the plat recorded in Plat Book 136, page 48.

PARCEL III:

Lot 2, CORNELIUS PASS CORPORATE CENTER, in the City of Hillsboro, County of Washington and State of Oregon.

PARCEL IV:

Lot 3, CORNELIUS PASS CORPORATE CENTER, in the City of Hillsboro, County of Washington and State of Oregon.

TOGETHER WITH a 40-foot wide non-exclusive reciprocal access easement and right to connect to water lines as contained in the Declaration of Covenants, Conditions and Restrictions recorded March 28, 2000 in Recorder’s Fee No. 2000-024144, and ALSO TOGETHER WITH a 30-foot wide non-exclusive easement for ingress, egress, landscaping and utilities as contained in the Declaration of Covenants, Conditions and Restrictions recorded November 22, 2000 in Recorder’s Fee No. 2000-094288 and re-recorded September 27, 2002 in Recorder’s Fee No. 2002-112655.

PARCEL V:

Lot 4, CORNELIUS PASS CORPORATE CENTER, in the City of Hillsboro, County of Washington and State of Oregon.

TOGETHER WITH a 30-foot wide non-exclusive easement for ingress, egress, landscaping and utilities as contained in the Declaration of Covenants, Conditions and Restrictions recorded November 22, 2000 in Recorder’s Fee No. 2000-094288, and re-recorded September 27, 2002 in Recorder’s Fee No. 2002-112655.

PARCEL VI:

Lot 5, CORNELIUS PASS CORPORATE CENTER, in the City of Hillsboro, County of Washington and State of Oregon.

TOGETHER WITH a truck maneuvering easement over a portion of Lot 6, CORNELIUS PASS CORPORATE CENTER, East of and adjacent to the Southeast corner of said Lot 5, as contained in the Declaration of Covenants, Conditions and Restrictions recorded November 22, 2000 in Recorder’s Fee No. 2000-094288, and re-recorded September 27, 2002 in Recorder’s

EXHIBIT I

RULES AND REGULATIONS

To the extent there is any inconsistency between these Rules and Regulations and the Lease, the Lease shall control.

1. Sign. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building, the Premises or the surrounding area without the written consent of the Landlord being first obtained. If such consent is given by Landlord, Landlord may regulate the manner of display of the sign, placard, picture, advertisement, name or notice. Landlord shall have the right to remove any sign, placard, picture, advertisement, name or notice which has not been approved by Landlord or is being displayed in a non-approved manner without notice to and at the expense of the Tenant. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside of the Premises.

2. Directory. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants and Landlord reserves the right to exclude any other names therefrom.

3. Access. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, entrances, exits, elevators, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control thereof and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants; provided, however, that nothing herein contained shall be construed to prevent access by persons with whom the Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the Building except as otherwise allowed in the Lease.

4. Locks. Tenant shall not alter any lock or install any new additional locks or any bolts on any door of the Premises without written notice to Landlord.

5. Restrooms. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the Tenant who, or whose employees, sublessees, assignees, agents, licensees, or invitees shall have caused it.

6. No Defacing Premises. Tenant shall not knowingly overload the floor of the Premises, shall not mark on or drive nails, screw or drill into the partitions, woodwork or plaster (except as may be incidental to the hanging of wall decorations or furniture, fixtures and equipment), and shall not in any way deface the Premises or any part thereof.

7. Intentionally Deleted.

8. Nuisance. Tenant shall not use, keep or permit to be used or kept any noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of excessive noise, odors and/or vibrations, or unreasonably interfere in any way with other tenants or those having business in the Building. No animals or birds shall be brought in or kept in or about the Premises or the Building. No Tenant shall make or permit to be made any unreasonably disturbing noises or unreasonably disturb or interfere with occupants of this or neighboring Buildings or Premises, or with those having business with such occupants by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No Tenant shall throw anything out of doors or down the passageways.

9. Permitted Use. No Tenant shall occupy or permit any portion of its Premises to be occupied for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber shop or manicure shop except with prior written consent of Landlord. No Tenant shall advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for illegal purposes.

10. Intentionally Deleted.

11. Intentionally Deleted.

12. Keys. All keys to the Building, Premises, rooms and toilet rooms shall be obtained from Landlord’s office and Tenant shall not from any other source duplicate or obtain keys or have keys made. The Tenant, upon termination of the tenancy, shall deliver to the Landlord the keys to the Building, Premises, rooms and toilet rooms which shall have been furnished and shall pay the Landlord the cost of replacing any lost key or of changing the lock or locks opened by such lost key if Landlord deems it necessary to make such change.

13. Intentionally Deleted.

14. Intentionally Deleted.

15. Intentionally Deleted.

16. Disorderly Conduct. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

17. Tenant Requests. Any requests of Tenant will be considered only upon application at the office of the Landlord. Employees of Landlord shall not be requested to perform any work or do anything outside of their regular duties unless under special instructions from the Landlord.

18. Intentionally Deleted.

19. Intentionally Deleted.

20. Emergency Regulations. Tenant agrees that it shall comply with all emergency regulations that may be issued from time to time by Landlord and Tenant also shall provide Landlord with the names of a designated responsible employee to represent Tenant in all matters pertaining to emergency regulations.

21. Tenant Advertising. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promotion or advertising the business of Tenant except as Tenant’s address.

22. Emergency Information. Tenant must provide Landlord with names and telephone numbers to contact in case of emergency. Tenant must fill out a tenant emergency information sheet and return it to Landlord’s office within three (3) days of occupancy.

23. Installation of Burglar and Informational Services. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

24. Intentionally Deleted.

25. Intentionally Deleted.

26. Intentionally Deleted.

27. No Soliciting. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

28. Prohibited Uses. The Premises shall not be used for any improper, immoral or objectionable purpose.

29. Enforcement of Rules. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other Tenant but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

30. Lease. These Rules and Regulations are in addition to, and are made a part of, the terms, covenants, agreements and conditions of Tenant’s Lease of its Premises in the Building.

31. Intentionally Deleted.

32. Observance of Rules. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, licensees, sublessees, assigns, and invitees.

33. Maintenance of Fire Extinguishers. Tenant shall maintain in the Premises during the entire Lease Term, not less than the minimum number of fire extinguishers required by law and Tenant shall inspect and maintain all such fire extinguishers.

34. Emergency. In the event of a fire or other emergency threatening property or health and safety, Tenant shall immediately notify the appropriate emergency response officials and Landlord of such emergency.